EXHIBIT 10.1

                                 LOAN AGREEMENT


            This LOAN AGREEMENT dated as of May __, 2003, between LODGIAN DENVER LLC, LODGIAN NORTH MIAMI LLC, LODGIAN COCONUT GROVE LLC, LODGIAN AUGUSTA LLC, LODGIAN FLORENCE LLC, LODGIAN FORT MITCHELL LLC, LODGIAN LAFAYETTE LLC, LODGIAN MERRIMACK LLC, LODGIAN HAMBURG LLC, LODGIAN SYRACUSE LLC, LODGIAN CINCINNATI LLC, LODGIAN TULSA LLC, LODGIAN JACKSON LLC, LODGIAN MEMPHIS LLC, LODGIAN COLCHESTER LLC, LODGIAN BRIDGEPORT LLC, LODGIAN FAIRMONT LLC, and LODGIAN MORGANTOWN LLC, each a Delaware limited liability company, having its principal place of business at c/o Lodgian, Inc., 3445 Peachtree Road, N.E. -- Suite 700, Atlanta, Georgia 30326 (collectively "Borrower"), and LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, having an address at 399 Park Avenue, New York, New York 10022 ("Lender").

                              W I T N E S S E T H:

            WHEREAS, Lender is concurrently herewith making a loan to Borrower in the original principal amount of $80,000,000.00 (the "Loan") secured by a mortgage, deed of trust, deed to secure debt lien on, and security interest in, Borrower's interest in and to the real and personal property comprising the hotels listed on the attached Schedule A;

            WHEREAS, Lender is the holder of those certain promissory notes described on Exhibit A hereto (collectively, the "Underlying Note"); and secured by, among other things, those certain mortgages described on Exhibit B (collectively, and as such mortgages may be modified from time to time, the "Underlying Mortgages") and Borrower is an obligor under the Underlying Note and mortgagor under the Underlying Mortgages; and

            WHEREAS, Lender and Borrower desire: (i) to combine, consolidate, and coordinate the liens of the Underlying Mortgages in the aggregate principal amount of $80,000,000.00 and to consolidate the Underlying Notes to evidence a single indebtedness in the principal amount of $80,000,000.00, and (ii) to modify the terms and provisions of the Underlying Note and the loan evidenced thereby, by and amending and restating same as more particularly set forth herein;

            WHEREAS, the Loan is evidenced by a certain Consolidated, Amended and Restated Mortgage Note dated the date hereof made by Borrower in favor of Lender (the "Note") and secured by, among other things, certain mortgage, deed of trust or deed to secure debt instruments dated as of the date hereof and encumbering the Mortgaged Property (collectively, the "Mortgage"; the Note, the Mortgage, this Agreement and all other documents executed by Borrower, entities comprising Borrower and/or Lodgian, Inc., in any capacity, in connection with the Loan, collectively, the "Loan Documents"); and

            WHEREAS, Lender and Borrower have agreed to enter into this Loan Agreement to memorialize their understanding regarding their respective rights and obligations in respect of the Loan.

            NOW, THEREFORE, in consideration of the making of the Loan and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

            1.    DEFINED TERMS

            The following terms shall have the following meanings:

            (a) "Access Laws" has the meaning set forth in Section 39 hereof.

            (b) "Acceptable Franchisor" means those hotel franchise companies listed on Exhibit E hereto, subject to the limitations listed on Exhibit E.

            (c) "Accounts" has the meaning set forth in Section 7 hereof.

            (d) "Additional Interest" has the meaning set forth in the Note.

            (e) "Asbestos" has the meaning set forth in Section 36 hereof.

            (f) "Assignment" has the meaning set forth in Section 2 hereof.

            (g) "Borrower" has the meaning set forth in the preamble to this Agreement.

            (h) "Budget" means the budget for the use and application of the Loan and gross revenues derived from the operation of the Mortgaged Property, including all operations and capital items and expenses to be satisfied from the Accounts, as set forth in Exhibit C hereto with respect to the balance of the current calendar year, and the annual budget for each subsequent calendar year for so long as any portion of the Debt remains outstanding.

            (i) "By-Laws" shall mean the by-laws of any condominium providing for the operation of a portion of the Mortgage Property, a true copy of which has been provided to Lender.

            (j) "Capital Expenses" means all payments for any fixed assets or improvements, or for replacements, substitutions or additions thereto, that are required to be capitalized consistent with accounting methods employed by Borrower for the Mortgaged Property.

            (k) "Capital Reserve" has the meaning set forth in Section 7 hereof.

            (l) "Collateral" has the meaning set forth in Section 29 hereof.

            (m) "Condemnation" has the meaning set forth in Section 8 hereof.

            (n) "Condominium" means any declaration of condominium affecting a portion of the Mortgaged Property.

            (o) "Condominium Act" shall mean the provisions of any state or other applicable statute affecting a Condominium.

            (p) "Condominium Board" shall mean the organization managing a Condominium.

            (q) "Condominium Documents" shall mean collectively the Declaration and the By-Laws.

            (r) "Controlling Interest" means the possession directly or indirectly of the power to direct or cause the direction of management and policies of a person or entity, whether through the ownership of voting securities or by contract or otherwise.

            (s) "Debt" means the outstanding principal balance of the Note from time to time, with all accrued and unpaid interest thereon, and all other sums now or hereafter due under the Loan Documents.

            (t) "Debt Service Coverage Ratio" shall mean the ratio of: (i) the NOI produced by the operation of the Mortgaged Property during the 12 calendar month period immediately preceding the calculation to (ii) the payments of principal and interest due under this Loan Agreement and the Note for the 12 calendar month period immediately following the calculation using the Applicable Interest Rate on the date of calculation (or imputed for such period if such payments have actually accrued for less than 12 calendar months).

            (u) "Debt Service Reserve" has the meaning set forth in Section 7 hereof.

            (v) "Declaration" means any declaration forming a Condominium affecting a portion of the Mortgaged Property.

            (w) "Default Rate" means the rate of interest payable from and after the occurrence of an Event of Default, as more particularly described in the Note; provided, however, that with respect to an Event of Default of the type described in Section 24(a) hereof, such rate of interest shall apply from and after the date on which any such payment is due, without any period of grace or cure except as expressly set forth in Section 24(a) hereof, as more particularly described in the Note.

            (x) "Environmental Agreement" has the meaning set forth in Section 2 hereof.

            (y) "Environmental Laws" has the meaning set forth in Section 35 hereof.

            (z) "Equipment" means all machinery, furnishings, equipment, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, without limitation, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, clock radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washer and dryers), other customary hotel equipment and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements.

            (aa) "ERISA" has the meaning set forth in Section 40 hereof.

            (bb) "Event of Default" has the meaning set forth in Section 24 hereof.

            (cc) "Executive Order" has the meaning set forth in Section 62 hereof.

            (dd) "Expenses" means the aggregate of the following items actually incurred by Borrower, whether or not paid, during the 12 month period ending one month prior to the date on which the NOI is to be calculated (except that Capital Expenses and reserves set forth in subsection (viii) below shall be adjusted by Lender to reflect projected adjustments for the subsequent 12 month period beginning on the date on which the NOI is to be calculated):

                  (i) Taxes and Other Charges;

                  (ii) personal property taxes;

                  (iii) management fees of not less than four (4%) percent of the gross revenue derived from the operation of the Mortgaged Property and disbursements;

                  (iv) wages, salaries, pension costs and all fringe and other employee-related benefits and expenses;

                  (v) franchise fees and other fees due under the Franchise
            Agreement;

                  (vi) Insurance Premiums and other related insurance costs;

                  (vii) the cost of utilities, and all other administrative, management, ownership, operating, leasing and maintenance expenses and professional fees incurred in connection with the operation of the Mortgaged Property;

                  (viii) the cost of necessary repair or replacement of existing improvements on the Mortgaged Property with repairs or replacements of like kind and quality or such kind or quality that is necessary to maintain the Mortgaged Property to the same standards as competitive properties of similar size and location to the Mortgaged Property or that are required under the Franchise Agreements together with (but without duplication) amounts required to be deposited in the Replacement Reserve Account;

                  (ix) the cost of replacement of Equipment; and

                  (x) the cost of any other maintenance materials, HVAC repairs, parts and supplies, and equipment.

            (ee) "Franchise Agreement" means, a franchise agreement set forth on Schedule A hereto (or such franchise agreements as may be entered into from and after the date hereof in accordance with the terms hereof) pursuant to which Borrower has the right to operate the hotels located on the Mortgaged Property under a name and/or hotel system controlled by such franchisor.

            (ff) "Franchisor" means, for each of the individual hotels comprising a portion of the Mortgaged Property, the franchisor under the respective Franchise Agreement.

            (gg) "Guarantor" means any guarantor of all or any part of the Debt.

            (hh) "Hazardous Substances" has the meaning set forth in Section 35 hereof.

            (ii) "IEEPA" means the International Emergency Economic Power Act, 50 U.S.C.ss.1701 et seq.

            (jj) "Improvements" means the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located on the Premises.

            (kk) "Insurance Premiums" has the meaning set forth in Section 4(d) hereof.

            (ll) "Insured Casualty" has the meaning set forth in Section 4(e)(ii) hereof.

            (mm) "Intangibles" means, without limitation, all accounts, escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as such terms are defined in the Uniform Commercial Code, and all contract rights, franchises, books, records, appraisals, architects and engineering plans, specifications, environmental and other reports relating to the Premises, trademarks, trade names, symbols, permits, licenses (to the extent assignable), approvals, actions, tenant or guest lists, correspondence with present and prospective purchasers, tenants, guests and suppliers, advertising materials and telephone exchange numbers as identified in such materials, refunds of real estate taxes and assessments and causes of action which now or hereafter relate to, are derived from or are used in connection with the Premises, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon.

            (nn) "Interest and Principal Amortization Account" has the meaning set forth in Section 7 hereof.

            (oo) "Interest Rate Protection Agreement" means that certain ISDA form interest rate protection agreement (together with the confirmation and schedules relating thereto) dated as of the date hereof between Borrower and a counterparty reasonably acceptable to Lender which counterparty is an institution with a rating from Standard & Poor's of at least "AA-" or higher, and such replacement agreement is in form and substance acceptable to Lender.

            (pp) "Knowledge" whenever used in this Agreement or any other Loan Documents, or in any document or certificate executed on behalf of any Borrower pursuant to this Agreement or any other Loan Documents, reference is made to knowledge of Borrower or entity comprising Borrower or Guarantor (whether by use of the words "best knowledge", "knowledge" or "known" or other words of similar meaning, and whether or not the same are capitalized), such shall be deemed to refer to the knowledge (without independent investigation unless otherwise specified) of (i) the individuals who have significant responsibility for any policy making, major decisions or financial affairs of the applicable entity;
(ii) the general manager for the applicable hotel comprising a portion of the Mortgaged Property; (iii) the regional vice president of operations for Guarantor, and the officers of each entity comprising Borrower involved in the operational issues of any hotel comprising a portion of the Mortgaged Property or any entity comprising Borrower; (iv) the chief operating officer of Guarantor, with respect to representations regarding Guarantor, and (v) the knowledge of the person signing such document or certificate.

            (qq) "LIBOR Rate" has the meaning ascribed to it in the Note.

            (rr) "Leases" means all leases and other agreements affecting the use, enjoyment or occupancy of the Premises or the Improvements heretofore or hereafter entered into by Borrower or its predecessor-in-interest (including, without limitation, subleases, licenses, concessions, tenancies and other occupancy agreements covering or encumbering all or any portion of the Premises), together with any guarantees, supplements, amendments, modifications, extensions and renewals of any thereof, and all additional remainders, reversions, and other rights and estates appurtenant thereto.

            (ss) "Lender" has the meaning set forth in the preamble to this Agreement.

            (tt) "Loan" has the meaning set forth in the recitals of this Agreement.

            (uu) "Loan Documents" has the meaning set forth in the recitals of this Agreement.

            (vv) "Loan-to-Value Ratio" means the ratio of: (i) the Debt, plus all other debt (or other liquidated economic obligations) which are then outstanding and secured by the Mortgaged Property, to (ii) the appraised value of the Mortgaged Property as estimated by an appraiser reasonably acceptable to Lender. Any appraisal for purposes of calculating the Loan-to-Value Ratio shall be performed in accordance with the then-approved standards under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended (FIRREA).

            (ww) "Lockbox Account" has the meaning set forth in Section 7 hereof.

            (xx) "Management Agreement" means, collectively, the Management Agreements more particularly set forth on Schedule A hereto pursuant to which the managers identified therein operate the Mortgaged Property as hotels.

            (yy) "Maturity Date" means the Applicable Maturity Date (as such term is defined in the Note).

            (zz) "Mortgage" has the meaning set forth in the recitals of this Agreement.

            (aaa) "Mortgaged Property" shall mean the Premises, all real and personal property located on or related to the Premises, including without limitation, the Collateral, Equipment, Improvements, Intangibles, Rents, Condemnation awards, insurance proceeds, tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records, all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Premises as a result of tax certiorari or any applications or proceedings for reduction, all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all proceeds, substitutions and replacements thereof.

            (bbb) "NOI" means the gross revenue derived from the operation of the Mortgaged Property less Expenses. NOI shall include only Rents and such other income, including any rent loss, business interruption or business income insurance proceeds, vending or concession income, late fees, forfeited security deposits and other miscellaneous tenant charges, which are earned and Expenses incurred during the period for which the NOI is being calculated, as set forth on operating statements reasonably satisfactory to Lender. NOI shall be calculated on an accrual basis in accordance with generally accepted accounting principles consistently applied, based on the Uniform System of Accounts.

            (ccc) "Non-Flagged Properties" means the properties comprising portions of the Mortgaged Properties located at 3000 Florida Avenue, Miami, Florida and 800 West 8th Street, Cincinnati, Ohio.

            (ddd) "Note" has the meaning set forth in the recitals of this Agreement.

            (eee) "OFAC" means the U.S. Department of Treasury's Office of Foreign Asset Control.

            (dd) "Operating Expense Account" has the meaning set forth in
Section 7 hereof.

            (ee) "Other Charges" has the meaning set forth in Section 5 hereof.

            (fff) "PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act).

            (ggg) "Payment Date" has the meaning ascribed to it in the Note.

            (hhh) "Policies" has the meaning set forth in Section 4(d) hereof.

            (iii) "Premises" means, collectively, the real property comprising the Mortgaged Property, more particularly described on Exhibits A to each of instruments comprising the Mortgage.

            (jjj) "Prohibited Person" has the meaning set forth in Section 62 hereof.

            (kkk) "Remedial Work" has the meaning set forth in Section 37 hereof.

            (lll) "Rents" means all income, rents, room rates, issues, profits, revenues (including oil and gas or other mineral royalties and bonuses), deposits and other benefits from the Mortgaged Property including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms and recreational facilities and otherwise, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease (to the extent such rents are payable to Borrower), license, concession or other grant of the right of the possession, use or occupancy of all or any portion of the Mortgaged Property or personalty located thereon, or rendering of services by Borrower or any operator or manager of the Mortgaged Property (to the extent any amounts thereof are payable to Borrower) or acquired from others including, without limitation, from the rental of any office space, retail space, commercial space, guest room or other space, halls, stores or offices, including any deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease (to the extent such rents are payable to Borrower) and concession fees and rentals, health club use fees (if any), food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance relating to the use, enjoyment or occupancy of the Mortgaged Property.

            (mmm) "Repair Agreement" means that certain Repair Escrow Agreement dated as of the date hereof between Borrower and Lender.

            (nnn) "Repair Escrow Account" has the meaning set forth in Section 7 hereof.

            (ooo) "Replacement Agreement" means that certain Replacement Reserve Agreement dated as of the date hereof between Borrower and Lender.

            (ppp) "Replacement Reserve Account" has the meaning set forth in
Section 7 hereof.

            (qqq) "Sale Properties" means, collectively, (i) Mayfair House, 3000 Florida Ave., Miami, FL 33131, (ii) Holiday Inn N. Miami, 12210 Biscayne Blvd., Miami, FL 33181, (iii) Holiday Inn, 1400 Saratoga Ave., Morgantown, WV 26505
(iv) 800 West 8th St., Cincinnati, OH 45203, and (v) Holiday Inn, 2100 Dixie Hwy, Ft. Mitchell, KY 41011

            (rrr) "Securities" has the meaning set forth in Section 21 hereof.

            (sss) "Servicer" means the servicer of the Loan designated by Lender, in its sole and absolute discretion, from time to time.

            (ttt) "Tax and Insurance Escrow Account" has the meaning set forth in Section 7 hereof.

            (uuu) "Tax and Insurance Escrow Fund" has the meaning set forth in
Section 6 hereof.

            (vvv) "Taxes" has the meaning set forth in Section 5 hereof.

            (www) "Uncured Franchise Default" means any of the following circumstances or occurrences: (i) if Borrower terminates or cancels a Franchise Agreement or operates any property comprising a portion the Mortgaged Property under the name of any hotel chain or system other than the respective franchises set forth on Schedule A hereto, without Lender's prior written consent; or (ii) if, with respect to any property comprising a portion the Mortgaged Property, Franchisor terminates or cancels a Franchise Agreement as a result of a default thereunder unless (A) a replacement franchise agreement with an Acceptable Franchisor is effective with respect to such property within five business days following the termination or cancellation, (B) such replacement franchise agreement is reasonably acceptable to Lender, and (C) Acceptable Franchisor provides Lender with a fully-executed comfort letter reasonably acceptable to Lender; or (iii) if a default has occurred and continues beyond any applicable cure period under a Franchise Agreement, which default permits a party to terminate or cancel such Franchise Agreement, and Borrower has not obtained an extension of the applicable cure period within 45 days after the expiration thereof (provided, that, if Franchisor terminates such Franchise Agreement within such 45-day period, such termination shall, subject to Borrower's replacement right contained in clause (ii), constitute an Uncured Franchise Default under clause (ii)); or (iv) if without Lender's prior written consent, there is any material change in a Franchise Agreement (or any succeeding franchise agreement).

            (xxx) "Uniform Commercial Code" means the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Mortgaged Property is located.

            (yyy) "Uniform System of Accounts" has the meaning set forth in
Section 10(f) hereof.

            Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Note.

            2. RESTATED NOTE; PAYMENT OF DEBT; INCORPORATION OF COVENANTS, CONDITIONS AND AGREEMENTS

            (a) In connection with the execution and delivery of this Agreement, and as a material inducement for Lender's agreement to accept the Loan Documents, Borrower has agreed to execute and deliver to Lender the Note pursuant to which all of the terms of the Underlying Note are restated in their entirety. The Underlying Note and the Note shall together evidence the indebtedness described in, and payable in accordance with, the Note.

            (b) To the extent of any inconsistency between the terms of any of the Loan Documents and the terms hereof, the terms of this Agreement shall control. Each of the Loan Documents is hereby modified such that all of the inconsistent terms of the Loan Documents are superseded by the applicable terms hereof and all of the terms and provisions hereof are hereby made part of the Loan Documents with the same force and effect as if each such term and provision were expressly set forth therein. The Mortgage is hereby modified to expressly provide for each and every term and condition set forth herein, and further, to provide that it secures each and every obligation and liability of Borrower under the Note.

            (c) Borrower will pay the Debt at the time and in the manner provided in the Note, the Mortgage and in this Agreement. All gross revenue derived from the Mortgaged Property shall be paid into the Lockbox Account (it being acknowledged that Borrower has advised Lender in writing that rental payments under certain identified Leases relating to a portion of the Mortgage Property are paid by the lessee thereunder to the respective brokers that arranged such Leases and thus rental payments received by Borrower are net of such brokers' commissions). Subject to the occurrence and continuance of an Event of Default, on a weekly basis, or more frequently if dictated by specific circumstances, Servicer shall release funds held in the Lockbox Account for distribution to the Accounts and otherwise in accordance with the Budget in the following order of priority:

                  (i) first, to fund the Tax and Insurance Escrow Account in an amount required for the next succeeding calendar month;

                  (ii) next, the balance, if any, to fund the Operating Expense Account in an amount required for the next succeeding calendar month pursuant to the Budget (and any extraordinary expenses not otherwise contained in the Budget for which the prior written approval of Lender shall have been obtained, which approval shall not be unreasonably withheld); provided, that, first dollars funded into the Operating Expense Account shall be applied to the sublease obligations of Lodgian Colchester LLC, a Borrower, under the Lease Documents as such term is defined in that certain Amended and Restated Leasehold Mortgage, Deed of Trust, Assignment of Leases and Rents and Security Agreement dated as of the date hereof by Lodgian Colchester LLC for the benefit of Lender;

                  (iii) next, the balance, if any, to fund the Interest and Principal Amortization Account, for application first to interest and then to principal amortization obligations, in an amount required for the next succeeding calendar month;

                  (iv) next, the balance, if any, to reimburse Lender for reasonable costs and expenses in servicing the Loan (including, without limitation, servicing fees);

                  (v) next, the balance, if any, to reimburse Lender for any unpaid reasonable costs and expenses incurred by Lender on Borrower's behalf or in the enforcement of Lender's rights hereunder with respect to any of which Lender shall advise Borrower no later than ten days prior to the last business day of any given month (and, to the extent any such notice is given after such day, such amount shall be payable in the following month);

                  (vi) next, the balance, if any, to fund the Replacement Reserve Account in an amount required for the next succeeding calendar month;

                  (vii) next, the balance, if any, to fund the Capital Reserve;

                  (viii) next, the balance, if any, to fund the Debt Service Reserve;

                  (ix) next, 75% of the balance, if any, to reduce the Additional Interest and 25% of such balance, to Borrower, to be used by Borrower for any purpose; and

                  (x) lastly, 75% of the remaining balance, if any, to reduce the outstanding principal balance of the Loan and 25% of such remaining balance to Borrower, to be used by Borrower for any purpose.

            (d) Anything herein to the contrary notwithstanding, if funds on deposit in the Lockbox Account are insufficient to fully fund: (i) the Interest and Principal Amortization Account when payments of interest and principal amortization are due under the Note and this Agreement, Servicer shall disburse funds from the Debt Service Reserve to fund such Account to the extent of such shortfall or (ii) the Operating Expense Account to pay operating expenses in accordance with the Budget or as otherwise agreed to by Lender pursuant to the Loan Documents, Servicer shall disburse funds from the Capital Reserve to fund such Account to the extent of such shortfall. In addition, in any month, Borrower may request an additional disbursement of funds from the Lockbox Account to fund the Operating Expense Account for unanticipated increases in operating expenses, which request shall be accompanied by supporting documentation reasonably required by Lender and which disbursement shall be subject to Lender's prior approval not to be unreasonably withheld, delayed or conditioned.

            (e) Servicer shall, on Borrower's behalf, pay from the Interest and Principal Amortization Account, the interest and principal payments due under, and at the time and in the manner provided in, the Note, the Mortgage and in this Agreement. If funds are available in the Lockbox Account to pay timely any amounts payable hereunder or under any other Loan Document and such amounts are not timely paid by reason of Servicer's failure to credit properly funds in the Lockbox Account, to transfer funds from the Lockbox Account or otherwise to follow its instructions properly given in accordance with the Loan Documents, such non-payment shall not constitute a default of Borrower's obligations hereunder.

            (f) All the covenants, conditions and agreements contained in the Note, the Mortgage, the Assignment of Leases and Rents dated as of the date hereof from Borrower to Lender (the "Assignment"), the Environmental Indemnity Agreement dated as of the date hereof among Lender, Borrower and Lodgian, Inc. (the "Environmental Agreement") and the other Loan Documents are hereby made a part of this Agreement to the same extent and with the same force as if fully set forth herein.

            3.    WARRANTY OF TITLE

            Borrower represents and warrants that each entity comprising Borrower has good, marketable and insurable fee simple (or, in the case of Lodgian Colchester LLC, leasehold) title to the portion of the Mortgaged Property indicated opposite such entity's name on Schedule A hereto (subject to any financed equipment leasing permitted under the Loan Documents) and each has the full power, authority and right to execute, deliver and perform its obligations under this Agreement and to encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign, hypothecate and grant a security interest in and to such portion of the Mortgaged Property and that each such entity possesses an unencumbered fee (or, in the case of Lodgian Colchester LLC, leasehold) estate in the portion of the Premises and the Improvements indicated opposite such entity's name on Schedule A hereto, and that each such entity holds its right, title and interest in and to such portion of the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of the Mortgage or otherwise permitted hereunder, and that the Mortgage is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property, subject only to such exceptions. Borrower shall forever warrant, defend and preserve such title and the validity and priority of the lien of the Mortgage and shall forever warrant and defend such title, validity and priority to Lender against the claims of all persons whomsoever.

            4.    INSURANCE

            (a) Borrower, at its sole cost and expense, will keep the Mortgaged Property insured during the entire term of this Agreement for the mutual benefit of Borrower and Lender against loss or damage by fire and against loss or damage by other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. The insurance policy shall contain option perils and income loss endorsements and if any of the Improvements or the use of the Mortgaged Property shall at any time constitute legal non-conforming structures or uses, a law and ordinance endorsement. Such insurance shall be in an amount: (i) equal to the lesser of: (A) the original principal amount of the Loan (in no event less than the minimum amount required to compensate for damage or loss on a replacement cost basis), and (B) the then full replacement cost of the Improvements and the Equipment, without deduction for physical depreciation; provided, however, that such insurance shall be in an amount such that the insurer would not deem Borrower a co-insurer under such policies. The deductible in respect of such insurance shall not exceed $250,000.00, unless a higher deductible is required by law. Unless such premiums are deposited in escrow pursuant to Section 6 of this Agreement, the premiums for the insurance carried in accordance with this Section shall be paid annually in advance and each policy shall contain the "Replacement Cost Endorsement" with a waiver of depreciation.

            (b) Borrower shall also obtain and maintain during the entire term of this Agreement, at its sole cost and expense, for the mutual benefit of Borrower and Lender, the following policies of insurance:

                  (i) Flood insurance if any part of the Improvements is currently or at any time in the future located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto) in an amount at least equal to the lesser of: (A) the outstanding principal amount of the Note; and (B) the maximum limit of coverage available with respect to the Improvements and the Equipment under such Act.

                  (ii) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and "Dram shop" or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at the Mortgaged Property, and containing minimum limits per occurrence of $50,000,000.00 for the Premises and the Improvements, or such greater amount as may be required under the applicable Franchise Agreement.

                  (iii) intentionally omitted;

                  (iv) Business income insurance: (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Section 4(a); (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and all personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 12 months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to the sum of Expenses and NOI, in each case for the preceding full calendar year. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on clause (D) of this subsection. All insurance proceeds payable to Lender pursuant to this Section shall be held by Lender and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note in accordance with Section 2 hereof; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually and timely paid out of the proceeds of such business income insurance;

                  (v) Insurance, in an amount equal to the lesser of $2,000,000.00, or the insurable value of the Improvements, against loss or damage from: (A) leakage of sprinkler systems; and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements.

                  (vi) Worker's compensation insurance with respect to any employees of Borrower, as required by any governmental authority or legal requirement.

                  (vii) Motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles used in the operation of the Mortgaged Property containing minimum limits per occurrence of $5,000,000.00 or such greater amount as may be required under the applicable Franchise Agreement.

                  (viii) Crime protection insurance for corporate personnel at Borrower's corporate offices.

                  (ix) Earthquake insurance (including subsidence), if the Mortgaged Property is located in an earthquake prone region.

                  (x) Terrorism insurance in the form of a blanket policy in an amount of no less than $35,000,000.00 with a deductible of no more than $150,000.00 and is otherwise reasonably acceptable to Lender; provided, however, for any 12-month period following the first anniversary of the date hereof, Borrower shall not be required to expend more than 150% of the amount expended in the first year following the date hereof to acquire the terrorism insurance required by this Section 4(b)(x); provided, further, however, that insurance coverages for the Property under the existing insurance policies carried by Borrower as of the date hereof satisfy the requirements of this Section 4(b)(x).

                  (xi) Such other insurance as may from time to time be reasonably required by Lender, upon 60 days' notice to Borrower, in order to protect its interests in the Mortgaged Property, or as may be required by the Franchise Agreements. In any event, such other insurance shall be in amounts and covering such risks as are consistent with the requirements of like lenders for like properties in the vicinity of any such property comprising a portion of the Mortgaged Property.

            (c) Borrower shall increase the amount of insurance required to be provided hereunder at the time that each such policy is renewed (but, in any event not less frequently than once during each 12-month period) by using the F.W. Dodge Building Index to determine whether there has been an increase in the replacement cost of the improvement since the most recent adjustment of any such policy and, if there has been any such increase, the amount of insurance required to be provided hereunder shall be adjusted accordingly.

            (d) All policies of insurance required pursuant to this Section (collectively, the "Policies") shall: (i) be issued by an insurer with an "A" rating or better for claims paying ability by Moody's Investors Service, Inc. and Standard & Poor's Rating Group, or a general policy rating of "A" or better and a financial class of VIII or better assigned by A.M. Best Company, Inc.;
(ii) with respect to the property policies (including, without limitation, casualty insurance) contain a standard noncontributory mortgagee clause naming Lender as the person to which all payments made by such insurance company shall be paid and, with respect to the liability policies, name Lender as an "additional insured"; (iii) be maintained throughout the term of this Agreement without cost to Lender; (iv) be assigned and delivered to Lender; (v) contain such provisions as Lender deems reasonably necessary or appropriate to protect its interest including, without limitation, endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer thereunder, and that Lender shall receive at least 30 days prior written notice of any modification, reduction or cancellation; and (vi) be otherwise satisfactory in form and substance to Lender, and be approved by Lender as to amounts, form, risk coverage, deductible, loss payees and insureds. Subject to the provisions of
Section 6 hereof, Borrower shall pay the premiums for the Policies (the "Insurance Premiums") as they become due and payable. Not later than 5 days prior to the expiration date of each of the Policies, Borrower will deliver to Lender satisfactory evidence of the renewal of each Policy.

            (e) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice thereof to Lender.

                  (i) In the case of a loss covered by Policies, Lender may, in consultation with Borrower, settle and adjust for a reasonable amount any claim for losses in excess of $250,000.00 per property comprising a portion of the Mortgaged Property and, absent the occurrence and continuance of an Event of Default, Borrower shall be allowed to adjust losses aggregating not in excess of $250,000.00. Each of such adjustments shall be carried out in a commercially reasonable and timely manner, and provided in any case that Lender shall be, and is hereby, authorized to collect and receipt for any such insurance proceeds and make such proceeds available to Borrower for restoration of the Mortgaged Property in accordance with the terms hereof. The reasonable expenses incurred by Lender in the adjustment and collection of insurance proceeds shall become part of the Debt, shall be secured by the Mortgage and shall be reimbursed by Borrower to Lender within 10 days of demand therefor.

                  (ii) In the event of any insured damage to or destruction of the Mortgaged Property or any part thereof (an "Insured Casualty") where:
      (A) the proceeds of insurance, or cash, letter of credit or other security deposited by Borrower reasonably acceptable to Lender, are sufficient to enable Borrower to fully restore the Mortgaged Property; (B) the term of, and proceeds derived from, Borrower's business interruption insurance (or other similar insurance) and anticipated proceeds from operations of the Mortgaged Property shall be sufficient to fully cover the period that the Mortgaged Property is undergoing restoration; (C) Lender determines that the restoration is reasonably capable of being completed at least 6 months prior to the Maturity Date; (D) the Loan-to-Value Ratio upon completion of restoration is estimated, by an appraiser acceptable to Lender, to be no greater than .7:1.0; (E) the applicable Franchise Agreement has not been, and will not be (pursuant to the terms of such Franchise Agreement or by written consent of Franchisor), terminated as a result of the Insured Casualty; (F) the restoration can be completed within 15 months from the date that the Insured Casualty occurred, or within such shorter time period as may be required by such Franchise Agreement (which shorter time period may be extended pursuant to Franchisor consent up to a maximum of 15 months); (G) the restoration is permitted or required under such Franchise Agreement or Franchisor has consented to the restoration; and
      (H) the Debt Service Coverage Ratio upon completion is reasonably anticipated to be at least 1.25, then, if no Event of Default shall have occurred and be continuing, the proceeds of insurance shall be applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or the part thereof subject to the Insured Casualty, as provided for below; and Borrower hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding. NOI for purposes of this calculation shall be NOI for the 12 calendar month period immediately preceding the casualty, unless the appraiser referenced in clause (D) above estimates that NOI after the restoration will be more than ten (10%) percent less than NOI for such 12 calendar month period, in which case the Debt Service Coverage Ratio shall be calculated using the appraiser's estimate of NOI. Notwithstanding anything in this Section 4(e)(ii) to the contrary, if the aggregate proceeds from an Insured Casualty with respect to a property comprising a portion of the Mortgaged Property do not exceed the greater of $250,000.00 and 5.00% of the "allocated loan amount" listed on Schedule A hereto for such property, Borrower shall be entitled to such proceeds for the restoration of such property without compliance with the requirements of this Section 4(e)(ii)(A)-(H).

                  (iii) Except as provided above, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Lender in its sole discretion, be applied to the payment of the Debt or applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or the part thereof subject to the Insured Casualty, in the manner set forth below. If Lender applies such insurance proceeds from an Insured Casualty with respect to a property comprising a portion of the Mortgaged Property to the payment of the Debt, Borrower may obtain the release of such property upon payment of the applicable "release price" listed on Schedule A hereto, less the amount of such insurance proceeds paid to Lender and applied in reduction of the Debt. In no case shall any such application reduce or postpone any payments otherwise required pursuant to the Note, other than the final payment on the Note.

                  (iv) In the event that proceeds of insurance, if any, shall be made available to Borrower for the restoring, repairing, replacing or rebuilding of the Mortgaged Property, Borrower hereby covenants to restore, repair, replace or rebuild the Mortgaged Property to be, to the extent commercially feasible and legally possible, of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law and plans and specifications approved in advance by Lender, which approval shall not be unreasonably withheld, delayed or conditioned,; and otherwise in accordance with the requirements of the applicable Franchise Agreement, if any; provided, however, that Borrower shall pay all costs (and if required by Lender, shall deposit the total thereof, or other security reasonably satisfactory to Lender, with Lender in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

                  (v) In the event Borrower is entitled to reimbursement out of insurance proceeds held by Lender, such proceeds shall be disbursed from time to time upon Lender being furnished with: (A) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding; (B) funds or reasonable assurances satisfactory to Lender that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding; and (C) such architect's certificates, waivers of lien for work previously performed, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other reasonable evidences of cost, payment and performance as Lender may reasonably require and approve. Lender may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Lender prior to commencement of work (which approval shall not be unreasonably withheld). No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety (90%) percent of the value of the work performed from time to time. Funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds, and at all times the undisbursed balance of such proceeds remaining in Lender's possession, together with funds deposited for that purpose or irrevocably committed to the reasonable satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens and claims of lien. Any surplus which may remain out of insurance proceeds held by Lender after payment of such costs of restoration, repair, replacement or rebuilding shall be delivered to Borrower, provided such restoration was performed substantially in accordance with the provisions of this Section and Borrower is not then in default of its obligations under the Loan Documents.

            (f) Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Section. Notwithstanding the foregoing, Borrower may carry insurance not required under this Agreement, provided any such insurance affecting the Mortgaged Property shall be for the mutual benefit of Borrower and Lender, as their respective interests may appear, and shall be subject to all other provisions of this Section.

            (g) Any insurance coverages required hereunder may be carried under a blanket policy which covers property other than the Mortgaged Property.

            5.    PAYMENT OF TAXES

            Borrower shall pay all taxes, assessments, water rates and sewer rents, now or hereafter levied, assessed or imposed against the Mortgaged Property or any part thereof (collectively, the "Taxes") and all ground rents, maintenance charges, other governmental impositions, and other charges including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied, assessed or imposed against the Mortgaged Property or any part thereof (collectively, the "Other Charges") prior to delinquency, subject to the provisions of Section 6 hereof. Borrower will deliver to Lender evidence reasonably satisfactory to Lender that the Taxes and Other Charges have been so paid, or are not then delinquent, no later than 30 days following the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid; provided, however, that for so long as Lender shall pay Taxes from funds escrowed by Borrower for such purpose, Borrower shall not be required to pay or furnish Lender with evidence of such payment. Borrower shall not suffer, and shall promptly cause to be paid and discharged, any lien or charge whatsoever which may be or become a lien or charge against the Mortgaged Property, and shall promptly pay for all utility services provided to the Mortgaged Property. Upon Lender's request, Borrower shall furnish to Lender or its designee invoices of the charges for utility services showing no past due amounts. Borrower shall be entitled to contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount of any Taxes or Other Charges or utility services. Notwithstanding the preceding sentence, during the pendency of any such contest Borrower shall pay or cause to be paid all Taxes, Other Charges and utility services as and when due and payable, or otherwise in accordance with Section 32 hereof.

            6.    TAX AND INSURANCE ESCROW FUND

            Borrower shall pay to Lender on the first day of each calendar month: (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or reasonably estimated by Lender to be payable, during the next ensuing 12 months; and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts described in clauses (a) and (b) above, collectively, the "Tax and Insurance Escrow Fund"). The Tax and Insurance Escrow Fund and the monthly installments of principal and interest payable under the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Borrower hereby pledges to Lender any and all monies now or hereafter deposited in the Tax and Insurance Escrow Fund as additional security for the payment of the Debt. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 4 and 5 hereof; provided, however, that, with respect to Insurance Premiums, Borrower shall be reimbursed within 5 business days following Servicer's receipt of a copy of the invoice for such Insurance Premiums and the check issued by or on behalf of Borrower in payment thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 4 and 5 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. If the Tax and Insurance Escrow Fund is not sufficient to pay the items set forth in clauses
(a) and (b) above when required, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall estimate as sufficient to make up the deficiency. Upon the occurrence of an Event of Default, Lender may apply any sums then comprising the Tax and Insurance Escrow Fund to the payment of the Debt in any order in its sole discretion. Until expended or applied as above provided, any amounts in the Tax and Insurance Escrow Fund shall constitute additional security for the Debt. To the extent permitted by applicable law, the Tax and Insurance Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. Earnings or interest on the Tax and Insurance Escrow Fund shall remain in the Tax and Insurance Escrow Fund for application to Borrower's obligations for payment of Taxes and Insurance Premiums as described herein, or as otherwise determined by Lender in accordance with the Loan Documents.

            7.    ANNUAL BUDGET; ACCOUNTS

            (a) No later than December 15 of each year Borrower shall submit to Lender, for Lender's approval, a form of Budget for the 12 calendar months succeeding the term covered by the last approved Budget. The Budget may contain a line item for unexpected contingencies equal to up to ten (10%) percent of the total approved amount of the Budget. Lender's approval of any proposed Budget shall not be unreasonably withheld or delayed. If Lender's approval or disapproval is not given prior to January 15, Borrower shall be deemed to be authorized to operate the Mortgaged Property in accordance with the most recently approved Budget with each expense line item increased by five (5%) percent or, with respect to Taxes, Other Charges and Insurance and utilities, by such amounts as may be in effect for such year based on usage for prior year; provided, however, that if Lender does not affirmatively disapprove such proposed Budget by January 31, the proposed Budget shall be deemed approved. In any given calendar year, Borrower may, at its option, reallocate among and between any line items in the Budget an amount equal to up to five (5%) percent of any surplus in any particular line item reasonably anticipated to be available once all obligations, projects or uses in respect of such line item have been completed in accordance with the terms of the Budget.

            (b) Servicer, on behalf of Borrower, shall this day, or as soon hereafter as is practicable, establish and shall thereafter maintain the following interest-bearing escrow accounts at one or more federally insured institutions to be designated by Lender (collectively, the "Accounts"), each of which shall be in Servicer's name with Borrower as beneficial owner (except for the Operating Expense Account, which shall be in Borrower's name), pledged to Lender pursuant to the Loan Documents as additional security for the Loan:

                  (i) Lockbox Account, into which shall be paid, all gross revenue derived from operation of the Mortgaged Property (the "Lockbox Account");

                  (ii) Operating Expense Account, into which shall be deposited weekly, pursuant to the Budget, proceeds from the Lockbox Account sufficient for Borrower to discharge the normal and ordinary day-to-day general operating expenses of the Mortgaged Property for which a separate Account has not been established, including sales and use taxes (the "Operating Expense Account");

                  (iii) Replacement Reserve Account, into which shall be deposited monthly for amounts to be paid on the next Payment Date, pursuant to the Budget, proceeds from the Lockbox Account in an amount equal to four (4%) percent of the gross revenue derived from the operation of the Mortgaged Property during the preceding calendar month from which Borrower may draw from time to time to refurbish, repair or replace Equipment at the Mortgaged Property, all as more particularly set forth in the Replacement Agreement (the "Replacement Reserve Account");

                  (iv) Repair Escrow Account, into which shall be deposited at closing not less than the sum of $3,277,077.00 for certain improvements at the Mortgaged Property, all as more particularly set forth in the Repair Agreement (the "Repair Escrow Account");

                  (v) Interest and Principal Amortization Account, into which shall be deposited monthly, proceeds from the Lockbox Account in an amount sufficient to satisfy Borrower's obligations for the regular and periodic monthly payment of interest on the outstanding principal balance of the Loan and periodic monthly principal payments required to be paid on the next Payment Date (the "Interest and Principal Amortization Account");

                  (vi) Tax and Insurance Escrow Account, into which shall be deposited monthly, pursuant to the Budget, proceeds from the Lockbox Account in an amount sufficient to satisfy Borrower's obligations under
      Section 6 hereof for the next Payment Date (the "Tax and Insurance Escrow Account"); and

                  (vii) Capital Reserve, into which shall be deposited at closing not less than $500,000.00 and, thereafter, into which shall be deposited monthly proceeds from the Lockbox Account to the extent available, up to a maximum balance at any one time not to exceed $500,000.00, and from which amounts may be withdrawn and applied to the payment of amounts due under Section 2(c)(i), (ii) and (vi) hereof from time to time to the extent funds derived from the operation of the Mortgaged Property are insufficient therefor (the "Capital Reserve").

                  (vii) Debt Service Reserve, into which shall be deposited at closing not less than $1,000,000.00 and, thereafter, into which shall be deposited monthly proceeds from the Lockbox Account to the extent available, up to a maximum balance at any one time not to exceed $1,000,000.00, and from which amounts may be withdrawn and applied to the payment of amounts due under Section 2(c)(iii) and (iv) hereof from time to time to the extent funds derived from the operation of the Mortgaged Property are insufficient therefor (the "Debt Service Reserve").

            (c) Servicer, as Lender's agent, shall have sole signatory authority with respect to any and all withdrawals from the Accounts, except for the Operating Expense Account with respect to which Borrower shall have sole signatory authority. All such withdrawals shall be made solely in accordance with the Budget, and by this instrument Borrower does hereby irrevocably authorize and direct Servicer to make all such withdrawals on Borrower's behalf to satisfy Borrower's obligations hereunder.

            8.    CONDEMNATION

            (a) Borrower shall promptly give Lender written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding (a "Condemnation") and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment for such Condemnation and to make any compromise or settlement in connection with such proceeding, subject to the provisions of this Agreement. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement and the other Loan Documents, and the Debt shall not be reduced until any award or payment therefor shall have been actually received after expenses of collection and applied by Lender to the discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided in the Note.

            (b) If the Mortgaged Property shall be the subject of a Condemnation, in whole or in part, Borrower shall give prompt notice thereof to Lender.

                  (i) In the case of a Condemnation, Lender may, in consultation with Borrower, settle and adjust any claim with the reasonable consent of Borrower for losses in excess of $250,000.00 per property comprising a portion of the Mortgaged Property and Borrower, absent the occurrence and continuance of an Event of Default, shall be allowed to adjust losses aggregating not in excess of $250,000.00. Each of such adjustments shall be carried out in a commercially reasonable and timely manner, and provided in any case that Lender shall be, and is hereby, authorized to collect and receipt for any such Condemnation award or proceeds. The reasonable expenses incurred by Lender in the adjustment and collection of a Condemnation award or proceeds shall become part of the Debt, shall be secured by the Mortgage and shall be reimbursed by Borrower to Lender within 10 days of demand therefor.

                  (ii) In the event of any Condemnation affecting all or any portion of the Mortgaged Property where: (A) the Condemnation award or proceeds, or cash, letter of credit or other security deposited by Borrower reasonably acceptable to Lender, are sufficient to enable Borrower to fully restore the Mortgaged Property; (B) the term of, and proceeds derived from, Borrower's business interruption insurance (or other similar insurance) and anticipated proceeds from the operation of the Mortgaged Property shall be sufficient to fully cover the period that the Mortgaged Property is undergoing restoration; (C) Lender determines that the restoration is reasonably capable of being completed at least 6 months prior to the Maturity Date; (D) the Loan-to-Value Ratio upon completion of restoration is estimated, by an appraiser acceptable to Lender, to be no greater than .7:1.0; (E) the applicable Franchise Agreement has not been, and will not be (pursuant to the terms of such Franchise Agreement or by written consent of Franchisor), terminated as a result of the Condemnation; (F) the restoration can be completed within 15 months from the date that the Condemnation occurred, or within such shorter time period as may be required by such Franchise Agreement or Franchisor consent (which shorter time period may be extended pursuant to Franchisor consent up to a maximum of 15 months); (G) the restoration is permitted or required under such Franchise Agreement or Franchisor has consented to the restoration; and (H) the Debt Service Coverage Ratio upon completion is reasonably anticipated to be at least 1.25, then, if no Event of Default shall have occurred and be continuing, the Condemnation award or proceeds shall be applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or the part thereof subject to the Condemnation, as provided for below; and Borrower hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding. NOI for purposes of this calculation shall be NOI for the 12 calendar month period immediately preceding the Condemnation, unless the appraiser referenced in clause (D) above estimates that NOI after the restoration will be more than ten (10%) percent less than NOI for such 12 calendar month period, in which case the Debt Service Coverage Ratio shall be calculated using the appraiser's estimate of NOI. Notwithstanding anything in this Section 8(b)(ii) to the contrary, if the aggregate Condemnation awards or proceeds with respect to a property comprising a portion of the Mortgaged Property do not exceed the greater of $250,000.00 and 5.00% of the "allocated loan amount" listed on Schedule A hereto for such property, Borrower shall be entitled to such proceeds for the restoration of such property without compliance with the requirements of this Section 8(b)(ii)(A)-(H).

                  (iii) Except as provided above, the award or proceeds collected upon any Condemnation shall, at the option of Lender in its sole discretion, be applied to the payment of the Debt or applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or the part thereof subject to the Condemnation in the manner set forth below. If Lender applies such award or proceeds with respect to a property comprising a portion of the Mortgaged Property to the payment of the Debt, Borrower may obtain the release of such property upon payment of the applicable "release price" listed on Schedule A hereto, less the amount of any Condemnation awards or proceeds applied by Lender to the payment of the Debt. In no case shall any such application reduce or postpone any payments otherwise required pursuant to the Note, other than the final payment on the Note.

                  (iv) In the event that a Condemnation award or proceeds, if any, shall be made available to Borrower for the restoring, repairing, replacing or rebuilding of the Mortgaged Property, Borrower hereby covenants to restore, repair, replace or rebuild the Mortgaged Property to be, to the extent commercially feasible and legally possible, of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law and plans and specifications approved in advance by Lender, which approval shall not be unreasonably withheld, delayed or conditioned; provided, however, that Borrower shall pay all costs (and if required by Lender, shall deposit the total thereof, or other security reasonably satisfactory to Lender, with Lender in advance) of such restoring, repairing, replacing or rebuilding in excess of the net award or proceeds made available pursuant to the terms hereof.

                  (v) In the event Borrower is entitled to reimbursement out of proceeds held by Lender, such proceeds shall be disbursed from time to time upon Lender being furnished with: (A) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding; (B) funds reasonable assurances satisfactory to Lender that such funds are available, sufficient in addition to the Condemnation award or proceeds to complete the proposed restoration, repair, replacement and rebuilding; and (C) such architect's certificates, waivers of lien for work previously performed, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other reasonable evidences of cost, payment and performance as Lender may reasonably require and approve. Lender may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Lender prior to commencement of work (which approval shall not be unreasonably withheld). No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety (90%) percent of the value of the work performed from time to time. Funds other than the Condemnation award or proceeds shall be disbursed prior to disbursement of such proceeds, and at all times the undisbursed balance of such proceeds remaining in Lender's possession, together with funds deposited for that purpose or irrevocably committed to the reasonable satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens and claims of lien. Any surplus which may remain out of a Condemnation award or proceeds held by Lender after payment of such costs of restoration, repair, replacement or rebuilding shall be delivered to Borrower, provided such restoration was performed substantially in accordance with the provisions of this Section, and Borrower is not then in default of its obligations under the Loan Documents.

            9.    LEASES AND RENTS

            (a) In connection with the Loan, Borrower has absolutely and unconditionally assigned to Lender all of Borrower's right, title and interest in all current and future Leases and Rents, it being intended by Borrower that such assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Lender shall not be construed to bind Lender to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise to impose any obligation upon Lender. Borrower shall execute and deliver to Lender such additional instruments, in form and substance reasonably satisfactory to Lender, as may hereafter be requested by Lender to further evidence and confirm such assignment. Nevertheless, subject to the terms of this Section, Lender has granted to Borrower a revocable license to operate and manage the Mortgaged Property and to collect the Rents. Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, in trust for the benefit of Lender for use in the payment of such sums. Upon the occurrence and during the continuance of an Event of Default, the license granted to Borrower shall automatically be revoked, and Lender shall immediately be entitled to possession of all Rents, whether or not Lender enters upon or takes control of the Mortgaged Property. Lender is hereby granted and assigned by Borrower the right, at its option, upon revocation of the license granted herein (and subject to the rights of tenants, if any), to enter upon the Mortgaged Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected during the continuance of any revocation of the license may be applied toward payment of the Debt in such priority and proportions as Lender in its discretion shall deem appropriate.

            (b) Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates and shall be arms-length transactions. All proposed Leases shall be subject to the prior approval of Lender except that with respect to proposed Leases which:

                  (i) do not individually or in the aggregate materially alter the ratio of office/retail space to hotel space as presently utilized in the Mortgaged Property;

                  (ii) are for less than 1,500 rentable square feet in the aggregate at each hotel comprising a portion of the Mortgaged Property;

                  (iii) provide for minimum terms of not less than two years (unless the proposed Lease is for a gift shop or concession);

                  (iv) provide for work letters and other tenant improvement allowances that are commercially reasonable and customary business practice for a lease of the kind considered;

                  (v) do not contain any provision for free rent or rent abatement greater than that which is commercially reasonable and customary business practice for a lease of the kind considered, but in no event shall the free rent or rent abatement exceed an amount equal to two months' rent under the proposed Lease;

                  (vi) except as may be required by applicable law, do not contain any cancellation or termination rights exercisable by the tenant thereunder;

                  (vii) are the result of an arms-length transaction with a bona fide, independent third-party;

                  (viii) provide for rental rates comparable to existing market rates; and

                  (ix) do not contain any terms which would materially affect Lender's rights under the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents,

Lender's approval shall not be unreasonably withheld or delayed and, if Lender does not affirmatively disapprove a proposed Lease within 20 days following Lender's receipt of Borrower's request for approval of such Lease, the proposed Lease shall be deemed approved. All Leases shall provide that they are subordinate to the Mortgage and that the lessee agrees to attorn to Lender. Borrower shall: (A) observe and perform, in all material respects, all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt;
(B) promptly send to Lender copies of all notices of default which Borrower shall send or receive thereunder; (C) enforce, in all material respects, all of the terms, covenants and conditions contained in the Lease on the part of the lessee thereunder to be observed or performed, short of termination thereof; (D) not collect any Rents more than one month in advance; (E) not execute any other assignment of the lessor's interest in the Leases or Rents; (F) other than immaterial non-financial amendments, not alter, modify or change the terms of the Leases without the prior written consent of Lender (which consent shall not be unreasonably withheld), or, except if a lessee is in default, cancel or terminate the Leases or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Mortgaged Property or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; provided, however, that any Lease may be cancelled if at the time of the cancellation thereof a new Lease is entered into with a bona fide, independent third-party on substantially the same terms or more favorable terms as the cancelled Lease; (G) not alter, modify or change the terms of any guaranty of a Lease or cancel or terminate such guaranty without the prior written consent of Lender; (H) not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned; and (I) execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Mortgaged Property as Lender shall from time to time reasonably request.

            (c) All security deposits of lessees, whether held in cash or any other form, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower into the Security Deposits Account other than security deposits held by Borrower on and as of the date hereof and which in the aggregate do not exceed $5,000.00. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Lender, shall, if permitted pursuant to any legal requirements, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Borrower shall, upon Lender's request, if permitted by any applicable legal requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Mortgaged Property, to be held by Lender subject to the terms of the Leases.

            10.   REPRESENTATIONS CONCERNING LOAN

            Borrower represents, warrants and covenants as follows:

            (a) The Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement and the other Loan Documents are the legal, valid and binding obligations of Borrower, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and to general principles of equity. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor would the operation of any of the terms of the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement and the other Loan Documents, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

            (b) Except as disclosed to Lender in writing, to the best of Borrower's knowledge, all material certifications, permits, licenses and approvals required for the legal use, occupancy and operation of portions of the Mortgaged Property as hotels including, without limitation, any applicable liquor license, certificate of completion and occupancy permit, have been obtained and are in full force and effect; provided, however, that notwithstanding the foregoing, Borrower has valid liquor licenses at each of the properties comprising the Mortgaged Property where liquor is being served. Nothing herein shall excuse Borrower from obtaining all such certifications, permits, licenses and approvals required for the legal use, occupancy and operation of portions of the Mortgaged Property as hotels. Except as disclosed in the comfort letters from franchisor(s) with agreements affecting the Mortgaged Property delivered to Lender on or before the date hereof, the Mortgaged Property is free of material damage and is in good repair, and there is no proceeding pending or, to the best of Borrower's knowledge, threatened for the total or partial condemnation of, or affecting, the Mortgaged Property.

            (c) To the best of Borrower's knowledge, except as disclosed on the title policies and surveys delivered to Lender in connection with the Loan, all of the Improvements which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, no improvements on adjoining properties encroach upon the Mortgaged Property, and no easements or other encumbrances upon the Premises encroach upon any of the Improvements, so as to affect the value or marketability of the Mortgaged Property. To Borrower's knowledge, except as disclosed on the title policies and surveys delivered to Lender in connection with the Loan, the Mortgaged Property is contiguous to and has access to a physically and legally open all-weather public street, has all necessary permits and approvals for ingress and egress, is adequately serviced by public water, sewer systems and utilities and is on one or more separate tax parcels, all of which are separate and apart from any other property owned by Borrower or any other person. To Borrower's knowledge, the Mortgaged Property has all necessary access by public roads or easements which in each case are not terminable and are not subordinate to any mortgage other than the Mortgage. To the best of Borrower's knowledge, all of the Improvements comply with all requirements of applicable building codes, zoning and subdivision laws and ordinances.

            (d) The Mortgaged Property is not subject to any leases, licenses or other use or occupancy agreements other than the Leases described in the rent roll delivered to Lender in connection with this Agreement and transient hotel guests and one on-site property manager for each property comprising a portion of the Mortgaged Property. No person has any possessory interest in the Mortgaged Property or right to occupy any portion thereof except under and pursuant to the provisions of the Leases or transient hotel guests, and one on-site property manager for each property comprising a portion of the Mortgaged Property, in the ordinary course of Borrower's business.

            (e) To Borrower's knowledge, the survey of the Mortgaged Property delivered to Lender in connection with this Agreement has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the Mortgaged Property is situated, and does not fail to reflect any material matter affecting the Mortgaged Property or the title thereto.

            (f) The financial statements heretofore furnished to Lender are, as of the date specified therein, complete and correct in all material respects and fairly present the financial condition of Borrower, and are prepared in accordance with the Uniform System of Accounts for hotel and motel properties as approved by the American Hotel and Motel Association (as in effect from time to time, the "Uniform System of Accounts") applied on a consistent basis. Borrower does not have on the date hereof any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which in each case are known to Borrower and which, in Borrower's opinion, are reasonably likely to result in a material adverse effect on the Mortgaged Property or the operation thereof as a hotel, except as referred to or reflected or provided for in the financial statements heretofore furnished to Lender or as otherwise disclosed to Lender herein. Since the last date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower from that set forth in such financial statements as of the dates thereof.

            (g) Except as set forth on Schedule B hereto, each Franchise Agreement is in full force and effect and, to Borrower's knowledge, there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

            (h) The Management Agreement is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

            (i) Neither the execution and delivery of the Loan Documents, Borrower's performance thereunder, the recordation of the Mortgage, nor the exercise of any remedies by Lender, will adversely affect: (A) Borrower's rights under any Franchise Agreement or Management Agreement; or (B) the licenses, registrations, permits, certificates, authorizations and approvals necessary for the operation of the Mortgaged Property as a hotel.

            (j) The current Leases are in full force and effect and there are no defaults thereunder by Borrower or, to Borrower's knowledge, any other party, and there are no conditions which with the passage of time and/or notice would constitute defaults thereunder.

            (k) To Borrower's knowledge, each of Borrower, Borrower's constituent entities, and Guarantor has complied with the provisions of The Foreign Corrupt Practices Act of 1977, as amended or other laws addressing bribery and corruption. Without limiting the foregoing sentence, to Borrower's knowledge, none of Borrower, Borrower's constituent entities or Guarantor or any affiliates thereof has made, offered to make or authorized the making of any improper payment or other improper contribution of value, directly or indirectly, to any officer, employee or representative of a government or instrumentality thereof or of any public international organization or made any other illegal payment.

            (l) None of Borrower, Borrower's constituent entities or Guarantor or any affiliate thereof has off-balance sheet arrangements with any entity to
(i) provide financing, liquidity, or market or credit risk support for Borrower, Borrower's constituent entities or Guarantor or any affiliate thereof; (ii) engage in leasing, hedging, or research and development services with Borrower, Borrower's constituent entities or Guarantor or any affiliate thereof; or (iii) expose Borrower, Borrower's constituent entities or Guarantor or any affiliate thereof to any material liability that is not reflected on the face of the associated financial statements.

            (m) Borrower has obtained, and shall hereafter maintain in effect, an Interest Rate Protection Agreement, having a term equal to the term of the Loan and covering the original principal amount of the Loan. The Interest Rate Protection Agreement shall at all times be (i) unless otherwise approved by Lender, with the same counterparty under the Interest Rate Protection Agreement in effect on the date hereof, (ii) in form and substance substantially similar the Interest Rate Protection Agreement in effect on the date hereof and (iii) shall be a cap agreement under which the cap provider would pay the excess, if any, of LIBOR over 5.0% in exchange for a premium paid by Borrower.

            11.   SINGLE PURPOSE ENTITY; AUTHORIZATION

            Borrower represents and warrants, and covenants for so long as any obligations secured by the Mortgage remain outstanding, as follows:

            (a) Each entity included within Borrower does not and will not own any asset or property other than: (i) its interest in its respective portion of the Mortgaged Property; and (ii) incidental personal property necessary for the ownership or operation of the Mortgaged Property.

            (b) Each entity included within Borrower does not and will not engage in any business other than the ownership, management and operation of its interest in its respective portion of the Mortgaged Property, and each entity comprising Borrower will conduct and operate its business in all material respects as presently conducted and operated.

            (c) Except with respect to the Management Agreement which, in its present form, is acceptable to Lender, Borrower will not enter into any contract or agreement with any Guarantor or an affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length third-party basis.

            (d) Borrower has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than: (i) the Debt; (ii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are customary and reasonable under the circumstances; and (iii) equipment leasing in the ordinary course of business in amounts as are customary and reasonable under the circumstances. Except with Lender's prior written approval in each instance, no indebtedness other than the Debt is or shall be secured by the Mortgaged Property (other than in connection with equipment leasing as provided herein). Lender's approval shall be granted or withheld at Lender's sole discretion. In connection with any such financing approved by Lender, Borrower shall be required to obtain and deliver to Lender a subordination and standstill agreement from such lender which shall be in form and substance satisfactory to Lender in its sole discretion.

            (e) Borrower has not made and will not make any loans or advances to any third party (including any constituent party, any Guarantor or any affiliate of Borrower, of any constituent party or of any Guarantor), except in de minimis amounts in the ordinary course of business and of the character of trade or operational expenses.

            (f) Borrower has done or caused to be done, and will do or cause to be done, all things necessary to preserve its existence, and Borrower will not, nor will Borrower permit any constituent party or Guarantor, to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, trust or other organizational documents, as the case may be, of Borrower or such constituent party or Guarantor in a manner which would adversely affect Borrower's existence as a single purpose entity.

            (g) Borrower will maintain books and records and bank accounts separate from those of its affiliates and any constituent party (except that Borrower may be included in consolidated statements of its affiliates), and Borrower will file or cause to be filed separate tax returns (or consolidated tax returns if applicable). Borrower shall not change the principal place of its business without providing Lender with at least 30 days prior written notice of such change to Lender.

            (h) Borrower is and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Borrower, any constituent party, any Guarantor or any affiliate of any constituent party or Guarantor).

            (i) Neither Borrower nor any constituent party will cause or seek the dissolution or winding up, in whole or in part, of Borrower.

            (j) Borrower will not commingle its funds and other assets with those of any constituent party, any Guarantor, any affiliate of Borrower, of any constituent party or of any Guarantor, or any other person, except as expressly permitted by the Loan Documents.

            (k) Borrower will not file or consent to the filing of any petition to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

            (l) Borrower does not and will not hold itself out to be responsible for the debts or obligations of any other person, except as expressly permitted by the Loan Documents.

            (m) Each entity comprising Borrower shall at all times maintain at least one duly appointed independent director on its Board of Directors, which manager has not been at the time of such individual's appointment and may not have been at any time during the preceding two years: (i) a stockholder of, or an officer or an employee of any entity comprising Borrower or any affiliate thereof; (ii) a customer of or supplier to any entity comprising Borrower or any affiliate thereof; (iii) a person or other entity controlling any such stockholder, officer, employee, customer or supplier; or (iv) a member of the immediate family of any such stockholder, officer, employee, customer or supplier or any other director of any entity comprising Borrower or any affiliate thereof. An independent director may sit as an independent director on more than one Board of Directors of the entities comprising Borrower and affiliates of Borrower. As used in this subsection (m), the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person or entity, whether through ownership of voting securities by contract or otherwise.

            12.   MAINTENANCE OF MORTGAGED PROPERTY

            Borrower shall cause the Mortgaged Property to be maintained in a good and safe condition and repair. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of Lender in its reasonable discretion. Borrower shall promptly comply with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof. Borrower shall promptly repair, replace or rebuild any part of the Mortgaged Property which may be destroyed by any casualty, or become damaged, worn or dilapidated, or which may be affected by any proceeding of the character referred to in Section 8 hereof, and shall complete and pay for any structure at any time in the process of construction or repair on the Premises. Except as expressly permitted in writing by Lender, which permission shall not be unreasonably withheld, Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction limiting or defining the uses which may be made of the Mortgaged Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Borrower will not cause or permit such nonconforming use to be discontinued or abandoned without the prior written consent of Lender. Borrower shall not: (a) change the use of the Mortgaged Property as currently configured and utilized; (b) permit or suffer to occur any waste on or to the Mortgaged Property or to any portion thereof; or (c) take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of ownership.

            13.   TRANSFER OR ENCUMBRANCE OF THE MORTGAGED PROPERTY

            (a) Borrower acknowledges that Lender has examined and relied on the creditworthiness and experience of Borrower and its general partners, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Mortgaged Property in agreeing to make the Loan, and that Lender will continue to rely on Borrower's ownership of the Mortgaged Property and Guarantor's indirect ownership of Borrower as means of maintaining the value of the Mortgaged Property as security for repayment of the Debt. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Borrower default in the repayment of the Debt, Lender can recover the Debt by a sale of the Mortgaged Property. Borrower shall not, and shall cause Guarantor not to, without the prior written consent of Lender, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Mortgaged Property or any part thereof, or permit the Mortgaged Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred, other than Leases and easement agreements executed in accordance with the Loan Documents.

            (b) A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Section shall be deemed to include: (i) an installment sales agreement wherein Borrower agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) subject to the provisions in the last sentence of this subsection, if Borrower, any Guarantor, or any general partner or manager of Borrower or any Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than forty-nine (49%) percent of such corporation's stock shall be vested in a party or parties who are not now stockholders; and (iv) if Borrower, any Guarantor or any general partner of Borrower or any Guarantor is a limited or general partnership or joint venture or a limited liability company, the change, removal or resignation of a general partner, managing partner or joint venturer, manager, managing member or a director (unless a manager or majority of the directors continue to be directors or officers of Guarantor), or the transfer of the partnership interest of any general partner, managing partner or joint venturer or, in the case of a limited liability company, the transfer of the limited liability company interests by a manager or managing member; provided, however, that the direct or indirect holders of equity interests (whether limited liability company interests, limited partnership interests, stock or otherwise) in Borrower as of the date hereof may transfer in the aggregate up to 49% of such equity interests so long as such direct or indirect holders at all times during the term of the Loan maintain, directly or indirectly, controlling and voting ownership of no less than 51% of the equity interests in Borrower and, provided, further, that (A) any transferee of equity interests or interests as a general partner, managing member or director is a reputable entity or person, creditworthy, with sufficient financial worth considering any obligations assumed and undertaken with respect to the Loan, as evidenced by financial statements and other information reasonably requested by Lender; (B) the properties comprising the Mortgaged Property at all times shall continue to be managed by reputable property managers, experienced in the management of properties similar to those comprising the Mortgaged Property, and reasonably acceptable to Lender; and (C) if reasonably requested by Lender or, after issuance of Securities with respect to all or a portion of the Loan, as may be required by one or more national rating agencies, with respect to the transfer of 20% or more of the direct or indirect equity interests in Borrower, Lender shall have received customary legal substantive non-consolidation opinions, and such other opinions as customarily required in circumstances where an entity is a single member limited liability company, reasonably acceptable to Lender regarding the entities comprising Borrower and any entity owning a beneficial interest in an entity comprising Borrower. In addition to the foregoing, Impac Hotels II, L.L.C. and Impac Hotels III, L.L.C., the holders, in the aggregate, of 100% of the equity interests in and to Borrower, may transfer all, but not a portion, of such equity interests to Impac Hotel Group, L.L.C., a Delaware limited liability company, provided, that: (w) Impac Hotel Group, L.L.C. is, and remains through the term of the Loan, wholly owned by Lodgian, Inc., (x) Borrower notifies Lender not less than 30 days in advance of such transfer and, upon the actual transfer, simultaneous notice thereof, (y) Borrower provides Lender with financial statements and organizational documents of Impac Hotel Group, L.L.C. certified by such entity and such other documents as Lender may reasonably request, (z) the transferor and transferee otherwise comply with clauses (B)-(C) of this Section 13(b) if reasonably requested by Lender. Notwithstanding anything to the contrary provided herein, transfers of publicly traded equity in Lodgian, Inc. shall be permitted provided that, until such time as (1) the original principal amount of the Loan has been reduced by $20,000,000.00 and (2) the Debt Service Coverage Ratio equals at least 1.20 for three consecutive calendar months, such transfers shall not individually or in the aggregate result in a transfer of a Controlling Interest of or in Lodgian, Inc. to any person or entity.

            (c) Except as set forth herein, no sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property, or of any interest therein, shall be permitted during the term of the Loan without Lender's prior written approval. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property without Lender's consent if required hereunder. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property.

            (d) Lender's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property shall not be deemed to be a waiver of Lender's right to require such consent in the future. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property made in contravention of this Section shall be null and void and of no force or effect.

            (e) Borrower agrees to bear and shall pay or reimburse Lender on demand for all expenses (including, without limitation, Lender's reasonable out-of-pocket expenses, reasonable attorney's fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Lender in connection with the review, approval or disapproval, and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

            (f) Anything herein to the contrary notwithstanding, transfers and partial releases of the Mortgaged Property shall be permitted in accordance with the terms of Section 61 hereof.

            14.   ESTOPPEL CERTIFICATES; AFFIDAVITS

            (a) Within 10 days after request, Borrower and Lender shall furnish the other with a statement, duly acknowledged and certified, setting forth: (i) the amount of the original principal amount of the Note; (ii) the then outstanding principal balance of the Note; (iii) the rate of interest of the Note; (iv) the date on which installments of interest and/or principal were last paid; (v) any offsets or defenses to the payment of the Debt; and (vi) that the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement and the other Loan Documents are valid, legal and binding obligations, which have not been modified or if modified, giving particulars of such modification; provided, however, that a party is only required to furnish two such statements in any 12 calendar month period during the term of the Loan.

            (b) Within ten (10) days after request by Lender, in connection with Lender's efforts with respect to any sale, securitization, pooling, split, severance or hypothecation of all or a portion of the Loan, Borrower shall furnish Lender with a certificate reaffirming all representations and warranties of Borrower set forth herein and in the other Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes.

            (c) Borrower shall use commercially reasonable efforts to deliver to Lender upon request, tenant estoppel certificates from each tenant under a Lease in form and substance reasonably satisfactory to Lender; provided, however, that Lender may only request up to two tenant estoppel certificates from the same tenant in any 12 calendar month period during the term of the Loan.

            15.   CHANGES IN THE LAWS REGARDING TAXATION

            If any law is enacted, adopted or amended after the date of this Agreement which deducts the Debt from the value of the Mortgaged Property for the purpose of taxation, or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Mortgaged Property, Borrower will pay such tax, with interest and penalties thereon, if any. In the event Lender or its counsel determines in good faith that the payment of such tax or interest and penalties by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender shall have the option, by written notice of not less than 90 days, to declare the Debt immediately due and payable.

            16.   NO CREDITS ON ACCOUNT OF THE DEBT

            Borrower will not claim, demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part thereof, for real estate tax purposes by reason of the Mortgage or the Debt. In the event such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than 90 days, to declare the Debt immediately due and payable.

            17.   DOCUMENTARY STAMPS

            If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or the Mortgage, or shall impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

            18.   CONTROLLING AGREEMENT

            It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Agreement and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Lender's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of the Note and all other Debt (or, if the Note and all other Debt have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

            19.   BOOKS AND RECORDS

            Borrower will maintain full and accurate books of accounts and other records reflecting the independent operations of each of the individual hotels comprising a portion of the Mortgaged Property. Borrower will furnish, or cause to be furnished to Lender, within 30 days of the end of each calendar month, the following items, each certified by a senior financial officer of Borrower as true, correct and complete in all material respects as of the end of and for such period (subject to normal year-end adjustments), and as having been prepared in accordance with the Uniform System of Accounts, consistently applied: (a) a written occupancy statement dated as of the last day of the most recently ended calendar quarter identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder;
(b) monthly and year to date operating statements detailing the total revenues earned and total expenses incurred in connection with the ownership and operation of each of the individual hotels comprising a portion of the Mortgaged Property, including a comparison of the budgeted income and expenses and the actual income and expenses for such month and the year to date (which operating information shall include the Improvements); and (c) a written statement dated as of the last day of the most recently ended month showing the percentage of hotel or motel rooms rented and occupied during such month and the average daily room rate charged during such month. Upon request by Lender, Borrower will provide a detailed explanation of any variances of ten (10%) percent or more between budgeted and actual amounts for such periods. Borrower shall furnish, within 120 days following the end of each calendar year, a statement of the financial affairs and condition of the hotels comprising the Mortgaged Property, including a statement of profit and loss and a balance sheet for the Mortgaged Property (and Borrower) for the immediately preceding fiscal year, certified on a review basis by an independent certified public accountant acceptable to Lender; provided, however, that for purposes of such statements of the financial affairs and conditions, Borrower may produce such statements of the financial affairs and condition on a consolidated basis for groups of hotels, which groups shall be designated by Lender and in no event shall Lender designate more than three groups for such statements for any one year; provided, further, however, that if Lender shall in good faith determine that there is a discrepancy in any such consolidated statements that is not resolved, in Lender's sole, but good faith, determination, after conferring with Borrower, Lender shall have the right to require such statements for each of the hotels comprising a portion of the Mortgaged Property, certified on a review basis by the independent certified public accountant. Borrower shall deliver to Lender on or before December 15 of each calendar year an itemized operating budget and capital expenditure budget for the Mortgaged Property and a management plan for the Mortgaged Property for the next succeeding calendar year in such detail as Lender may reasonably request. Borrower shall promptly after receipt deliver to Lender copies of all quality inspection reports or similar reports or inspection results that are delivered to it by the Franchisor. At any time and from time to time Borrower shall deliver to Lender or its agents such other financial data as Lender or its agents shall reasonably request with respect to Borrower and the ownership, maintenance, use and operation of each of the individual hotels comprising a portion of the Mortgaged Property. All information required to be furnished to Lender pursuant to this Section shall be on the form provided by Lender (which form shall accompany Lender's request) substantially in the form annexed hereto as Exhibit D.

            20.   PERFORMANCE OF OTHER AGREEMENTS

            Borrower shall observe and perform in all material respects each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

            21.   FURTHER ASSURANCES; RIGHT TO SPLIT AND PARTICIPATE THE LOAN

            (a) Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Mortgage. Borrower, within 5 days after demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Mortgaged Property; provided, however, that Lender agrees not to execute any such documents in Borrower's name unless Borrower fails to comply within 5 days after Lender's demand therefor. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section; provided, however, that so long as no Event of Default has occurred or is continuing, Lender will first seek Borrower's assistance in exercising and perfecting such rights and remedies.

            (b) Borrower acknowledges that Lender may sell all or a portion of the Loan evidenced by all or a portion of the Loan Documents to a party who may pool the Loan with a number of other loans and to have the holder of such loans grant participations therein or issue one or more classes of Mortgage Backed, Pass-Through Certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). The Securities may be rated by one or more national rating agencies. In connection therewith, Borrower agrees to make available to Lender all information concerning its business and operations which Lender reasonably requests. Lender may share such information with the investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan or the Securities; provided, however, information with respect to Guarantor shall be shared to the extent such information is publicly available. The information provided by Borrower to Lender with respect to Borrower, the Mortgaged Property and/or Guarantor (with respect to Guarantor, information only to the extent that it is publicly available) may ultimately be incorporated into the offering documents for the Securities and thus such information may be disclosed to various investors. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Borrower.

            (c) Lender shall have the right, at any time in its sole and absolute discretion, to split and sever the Loan into two or more separate loans with the same or differing priorities, each secured by liens on some or all of the Mortgaged Property, to sell participations in the Loan to third parties or sell, assign, pledge or otherwise hypothecate the Loan or one or more severed portions of the Loan to third parties. Borrower shall execute and deliver all such instruments, documents and other papers, and do or cause to be done all such acts and things as Lender may reasonably request in order to effect such splitter and severance or participation. In connection with any participation, Borrower agrees to make available to Lender all information concerning its business and operations, the Mortgaged Property and/or Guarantor which Lender reasonably requests and Lender may share such information and any other information in Lender's possession concerning Borrower and the Loan with prospective participants and other third-party advisory firms involved with such activities.

            (d) Borrower shall cooperate with Lender in Lender's efforts with respect to any sale, securitization, pooling, split, severance or hypothecation of the Loan described in this Section 21 by executing and delivering all such documents, certificates, instruments and other things reasonably necessary to evidence or confirm Borrower's obligations hereunder, and in no such event shall the Debt or Borrower's obligations hereunder be increased, or Borrower's rights hereunder be decreased, as a result thereof, nor shall Borrower be required to incur additional expense; provided, however, that Borrower's obligations hereunder may be modified so long as the aggregate Debt and the monthly payments of principal and interest do not change. Lender shall pay all of Borrower's actual out-of-pocket expenses and third-party costs (including attorney's fees and expenses associated therewith).

            22.   RECORDING OF MORTGAGE

            Borrower forthwith upon the execution and delivery of this Agreement and thereafter, from time to time, will cause the Mortgage, and any security instrument creating a lien or security interest or evidencing the lien thereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest thereof upon, and the interest of Lender in, the Mortgaged Property. Borrower will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of the Mortgage, any mortgage supplemental thereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Mortgage, any mortgage supplemental thereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do. Borrower shall hold harmless and indemnify Lender, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of the Mortgage.

            23.   REPORTING REQUIREMENTS

            Borrower agrees to give prompt notice to Lender of the insolvency or bankruptcy filing of Borrower or any constituent thereof, or the death, insolvency or bankruptcy filing of any Guarantor.

            24.   EVENTS OF DEFAULT

            The term "Event of Default" as used herein shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

            (a) if any portion of the Debt is not paid prior to the tenth (10th) day after the date such payment is due or if the entire Debt is not paid on or before the Maturity Date;

            (b) subject to Borrower's right to contest as provided herein, if any of the Taxes or Other Charges are not paid in accordance with Section 5 hereof;

            (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request, or if, within 15 days after notice, Borrower has not delivered notice of renewal;

            (d) if Borrower transfers or encumbers any portion of the Mortgaged Property in violation of the terms of this Agreement;

            (e) if any representation or warranty of Borrower, or of any Guarantor, made herein, in any Loan Document, any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been intentionally false or intentionally misleading in any material respect when made;

            (f) if Borrower or any Guarantor shall make an assignment for the benefit of creditors, or if Borrower shall generally not be paying its debts as they become due;

            (g) if a receiver, liquidator or trustee of Borrower or of any Guarantor shall be appointed, or if Borrower or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or any Guarantor or if any proceeding for the dissolution or liquidation of Borrower or of any Guarantor shall be instituted; provided, however, that such appointment, adjudication, petition or proceeding, if involuntary and not consented to by Borrower or such Guarantor, shall constitute an Event of Default only if not being discharged, stayed or dismissed within 90 days;

            (h) if Borrower shall be in default under any ground lease or any other mortgage or security agreement covering any part of the Mortgaged Property, whether it be superior or junior in lien to the Mortgage, which default continues beyond applicable notice and grace periods, if any;

            (i) subject to Borrower's right to contest as provided herein, if the Mortgaged Property becomes subject to any mechanic's, materialman's or other lien, other than a lien for local real estate taxes and assessments not then due and payable, and such lien is not paid or discharged within ten days from the date such lien becomes an encumbrance on the Mortgaged Property;

            (j) if Borrower fails to cure promptly any material violations of laws or ordinances affecting the Mortgaged Property;

            (k) except as permitted in this Agreement, the alteration, improvement, demolition or removal of any of the Improvements without the prior written consent of Lender;

            (l) if there shall occur any material damage to the Mortgaged Property in any manner which is not covered by insurance solely as a result of Borrower's failure to maintain insurance required in accordance with this Agreement;

            (m) if without Lender's prior written consent: (i) the manager under the Management Agreement (or any succeeding management agreement) resigns or is removed; (ii) the ownership, management or control of such manager is transferred to a person or entity other than the general partner or managing partner of Borrower; or (iii) there is any material change in or termination of the Management Agreement (or any succeeding management agreement);

            (n) if an Uncured Franchise Default occurs;

            (o) if for more than 30 days after receipt of notice from Lender, Borrower shall continue to be in default under any term, covenant, representation, warranty or condition of this Agreement, the Assignment, the Environmental Agreement or any of the other Loan Documents other than as specified in any of subsections (a) through (n) of this Section; provided, however, that if the cure of any such default cannot reasonably be effected within such 30-day period and Borrower shall have promptly and diligently commenced to cure such default within such 30-day period, then, the period within which Borrower may cure shall be deemed extended for up to 90 days from Lender's default notice so long as Borrower diligently and continuously proceeds to cure such default to Lender's satisfaction;

            (p) if a default has occurred and continues beyond any applicable cure period under the Management Agreement if such default permits a party to terminate or cancel the Management Agreement;

            (q) intentionally omitted;

            (r) if Borrower ceases to operate a hotel on any of the individual properties comprising a portion of the Mortgaged Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to the Mortgaged Property or restoration of the Mortgaged Property after casualty or condemnation);

            (s) if any of the common charges and special assessments to be paid by Borrower pursuant to the Condominium Documents are not paid by Borrower when the same are due and payable and such default shall continue for ten (10) business days after written notice thereof;

            (t) if, the Condominium Board (to the extent it is required pursuant to the Condominium Documents) or Borrower fails in accordance with the terms of the Condominium Documents, (a) to pay, as and when the same becomes due and payable, any charge or encumbrance which, if unpaid, would become a lien against the applicable portion of the Mortgaged Property or any part thereof prior to or on a parity with the lien of the Mortgage and, if such failure shall result in the imposition of a lien against such property and such lien shall not be discharged, dismissed or bonded by the Condominium Association or Borrower within thirty (30) days of such imposition and, in either case, the default shall continue for an additional ten (10) days after written notice thereof to Borrower subject, however, to the Condominium Board's or Borrower's right to contest same pursuant to this Agreement and/or the Condominium Documents;

            (u) if, any material provision of the Condominium Act is held invalid and such invalidity shall adversely affect the lien of the Mortgage;

            (v) if, without the prior written consent of Lender, Borrower votes for, or acquiesces to permit, the Condominium Board to effectuate, any modification or amendment to any of the terms or provisions of the Condominium Documents so as to materially adversely affect the applicable portion of the Mortgaged Property and/or increase Borrower's obligations under the Condominium Documents in any material respect;

            (w) if, without the prior written consent of Lender, Borrower fails to comply with any material terms of the Condominium Documents and the Condominium Act and such default continues for ten (10) days after written notice;

            (x) if, without the prior written consent of Lender, which consent shall not be unreasonably withheld, Borrower votes for, or acquiesces to permit, the Condominium Board, such other party as may in writing be designated by the Condominium Board, or any other party, as the case may be, to effectuate, any expansion of the Condominium and annexes to the land covered by the Condominium additional land and improvements thereon;

            (y) if Borrower votes or acquiesces to permit a portion of the Mortgaged Property that is subject to a Condominium or other condominium unit to be withdrawn from regime established by the Condominium Act in connection with any condemnation, any casualty or otherwise, without Lender's written consent, which consent shall not be unreasonably withheld; or

            (z) if Borrower votes or acquiesces to permit the Condominium to be terminated without Lender's written consent, which consent shall not be unreasonably withheld.

            25.   LATE PAYMENT CHARGE; SERVICING FEES

            (a) If any portion of the Debt is not paid prior to the tenth (10th) day after the date such payment is due (other than if the entire Debt is not paid on or before the Maturity Date), Borrower shall pay to Lender upon demand an amount equal to five (5%) percent of such overdue portion of the Debt, to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by the Mortgage, the Assignment, the Environmental Agreement and the other Loan Documents.

            (b) Borrower shall pay all fees to the Servicer in respect of servicing the Loan, payable on a monthly basis, not to exceed ten basis points of the Loan on an annual basis and Borrower shall reimburse the Servicer for all of the Servicer's out-of-pocket costs and expenses incurred in connection with the Servicer's servicing of the Loan, including without limitation, lease review, preparing and reviewing subordination, non-disturbance and attornment agreements, property inspections (for which Lender has a right to receive reimbursement under this Agreement or other Loan Documents), casualty or condemnation matters or defaults under the Loan.

            26.   RIGHT TO CURE DEFAULTS

            Upon the occurrence of any Event of Default or if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take such action as Lender may deem necessary to protect its security for the Loan. Lender is authorized to enter upon the Mortgaged Property for such purposes or to appear in, defend, or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose the Mortgage or collect the Debt, and the cost and expense thereof (including Lender's attorneys' fees to the extent permitted by law), with interest at the Default Rate for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the Mortgage, the Assignment, the Environmental Agreement and the other Loan Documents and shall be due and payable to Lender upon demand.

            27.   REMEDIES

            (a) Upon the occurrence of any Event of Default, Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Mortgaged Property by Lender itself or otherwise including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

                  (i) declare the entire Debt to be immediately due and payable;

                  (ii) institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of the Mortgage in which case the Mortgaged Property or any interest therein may be sold for cash or otherwise in one or more parcels or in several interests or portions and in any order or manner;

                  (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of the Mortgage for the portion of the Debt then due and payable, subject to the continuing lien of the Mortgage for the balance of the Debt not then due;

                  (iv) sell for cash or otherwise the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to the power of sale contained herein or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

                  (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Assignment, the Environmental Agreement, the Note or in the other Loan Documents;

                  (vi) recover judgment on the Note either before, during or after any proceedings for the enforcement of the Mortgage;

                  (vii) apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor or of any person, firm or other entity liable for the payment of the Debt;

                  (viii) revoke the license granted to Borrower to collect the Rents and other sums due under the Leases and enforce Lender's interest in the Leases and Rents and enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, and thereupon Lender may to the maximum extent permitted, or not restricted, under applicable law: (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property subject to the rights of tenant, if any, and conduct the business thereat; (B) complete any construction on the Mortgaged Property in such manner and form as Lender deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (D) exercise all rights and powers of Borrower with respect to the Mortgaged Property, whether in the name of Borrower or otherwise including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof; and (E) apply the receipts from the Mortgaged Property to the payment of the Debt, after deducting therefrom all expenses (including Lender's attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

                  (ix) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupancy of any portion of the Mortgaged Property occupied by Borrower (by way of example, but not limitation, use of hotel rooms as offices, complimentary use of hotel rooms by representatives and agents of Borrower or its affiliates, but excluding use of reception areas) and require Borrower to vacate and surrender possession of the Mortgaged Property to Lender or to such receiver and, in default thereof, evict Borrower by summary proceedings or otherwise; and

                  (x) pursue such other rights and remedies as may be available at law or in equity or under the Uniform Commercial Code, including the right to establish a lock box for all Rents and other receivables of Borrower relating to the Mortgaged Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, the Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property.

            (b) The proceeds of any sale made under or by virtue of this Section, together with any other sums which then may be held by Lender under this Agreement, whether under the provisions of this Section or otherwise, shall be applied by Lender to the payment of the Debt in such priority and proportion as Lender in its sole discretion shall deem proper.

            (c) Lender may adjourn from time to time any sale by it to be made under or by virtue of the Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Lender, without further notice or publication, may make such sale at the time and place to which such sale shall be so adjourned.

            (d) Upon the completion of any sale or sales pursuant hereto, Lender or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Borrower, to act in its name and stead (such power of attorney being coupled with an interest, and irrevocable), to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Lender may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Borrower hereby ratifying and confirming all that its attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Borrower.

            (e) Upon any sale made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Lender may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Lender is authorized to deduct under the Mortgage.

            (f) No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Borrower shall affect in any manner or to any extent the lien of the Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired as before.

            (g) Lender may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Section at any time before the conclusion thereof, as determined in Lender's sole discretion and without prejudice to Lender.

            (h) Lender may resort to any remedies and the security given by the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents in whole or in part, and in such portions and in such order as determined by Lender's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents. The failure of Lender to exercise any right, remedy or option provided in the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents. No acceptance by Lender of any payment after the occurrence of any Event of Default and no payment by Lender of any obligation for which Borrower is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Borrower, or Borrower's liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Lender to Borrower, shall operate to release or in any manner affect the interest of Lender in the remaining Mortgaged Property or the liability of Borrower to pay the Debt. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated.

            (i) The interests and rights of Lender under the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents shall not be impaired by any indulgence, including: (i) any renewal, extension or modification which Lender may grant with respect to any of the Debt; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

            (j) Anything herein to the contrary notwithstanding, if any of the foregoing remedies conflict or are otherwise inconsistent with any remedies available under the Mortgage (or as a matter of law in the jurisdiction governing the Mortgage) then, to the extent permitted as a matter of law in the jurisdiction in which any such remedy is being sought, such inconsistency shall be resolved in favor of the interpretation that would grant Lender the broadest possible remedies.

            (k) Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its obligations under any of the Loan Documents.

            28.   RIGHT OF ENTRY

            Lender and its agents shall have the right to enter and inspect the Mortgaged Property during normal business hours upon reasonable notice. Lender shall use commercially reasonable efforts to avoid material disruption to hotel guests and tenants, if any, at the Mortgaged Property.

            29.   SECURITY AGREEMENT

            This Agreement is a "security agreement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Mortgaged Property. By executing and delivering this Agreement, Borrower has granted and hereby grants to Lender, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (such portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this Section the "Collateral"). Borrower hereby agrees with Lender to execute and deliver to Lender, in form and substance satisfactory to Lender, such financing statements and such further assurances as Lender may from time to time, reasonably consider necessary to create, perfect or preserve Lender's security interest therein granted. The Mortgage shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. All or part of the Mortgaged Property are or are to become fixtures. If an Event of Default shall occur, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code including, without limitation, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender, Borrower shall at its expense assemble the Collateral and make it available to Lender at the Mortgaged Property. Borrower shall pay to Lender on demand any and all reasonable out-of-pocket expenses, including Lender's reasonable attorneys' fees, incurred or paid by Lender in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least 10 days prior to such action, shall constitute commercially reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. In the event of any change in name, identity or structure of any Borrower, such Borrower shall notify Lender thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Lender's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Lender shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Borrower shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Lender shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Borrower's obligations under the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement and the other Loan Documents. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Lender, as secured party, in connection with the Collateral covered by the Mortgage.

            30.   ACTIONS AND PROCEEDINGS

            Lender has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its reasonable discretion, decides should be brought to protect its interest in the Mortgaged Property. Lender shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

            31.   WAIVER OF SETOFF AND COUNTERCLAIM

            All amounts due under the Mortgage, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Borrower hereby waives the right to assert a counterclaim (other than compulsory counterclaims) in any action or proceeding brought against it by Lender, or arising out of or in any way connected with this Agreement, the Mortgage, the Note, any of the other Loan Documents, or the Debt.

            32.   CONTEST OF CERTAIN CLAIMS

            Notwithstanding the provisions of Sections 5 and 24(i) hereof, Borrower shall not be in default for failure to pay or discharge Taxes, Other Charges or a mechanic's or materialman's lien asserted against the Mortgaged Property if, and so long as: (a) Borrower shall have notified Lender of such nonpayment and the reasons therefor within five days of obtaining knowledge thereof; (b) Borrower shall diligently and in good faith contest such Taxes, Other Charges or lien by appropriate legal proceedings which shall operate to prevent the enforcement or collection thereof and the sale of the Mortgaged Property or any part thereof, in satisfaction thereof; (c) Borrower shall have furnished to Lender, at Borrower's option, either a cash deposit, or an indemnity bond satisfactory to Lender with a surety satisfactory to Lender, in the amount of the Taxes, Other Charges or mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; and (e) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property. Notwithstanding the foregoing, Borrower shall immediately upon request of Lender pay (and if Borrower shall fail so to do, Lender may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if in the reasonable opinion of Lender, the Mortgaged Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, cancelled or lost. Lender may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established.

            33.   RECOVERY OF SUMS REQUIRED TO BE PAID

            Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as they become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

            34.   MARSHALLING AND OTHER MATTERS

            Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force, and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of the Mortgage on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Agreement and on behalf of all persons to the extent permitted by applicable law.

            35.   HAZARDOUS SUBSTANCES

            Borrower hereby represents and warrants to Lender that, to the best of Borrower's knowledge, except as disclosed in the Environmental Reports: (a) the Mortgaged Property is not in material violation of any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, and any state super-lien and environmental clean-up statutes (collectively, "Environmental Laws"); (b) the Mortgaged Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to hazardous and/or toxic, dangerous and/or regulated, substances, solvents, wastes, materials, pollutants or contaminants, petroleum, tremolite, anthlophylie or actinolite or polychlorinated biphenyls (including, without limitation, any raw materials which include hazardous constituents) and any other substances, materials or solvents which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances"); (c) no Hazardous Substances are or have been, prior to Borrower's acquisition of the Mortgaged Property, discharged, generated, treated, disposed of or stored on, incorporated in or removed or transported from the Mortgaged Property other than in compliance with all Environmental Laws; and (d) no underground storage tanks exist on any of the Mortgaged Property in violation of Environmental Laws. So long as Borrower owns or is in possession of the Mortgaged Property, Borrower shall keep or cause the Mortgaged Property to be kept free from Hazardous Substances (other than de minimis quantities of Hazardous Substances that are necessary and lawfully used in the operation of the Mortgaged Property as a hotel or motel, and which are stored and disposed of in compliance with all Environmental Laws) and in compliance with all Environmental Laws, shall promptly notify Lender if Borrower shall become aware of any Hazardous Substances on the Mortgaged Property (other than de minimis quantities of Hazardous Substances that are necessary and lawfully used in the operation of the Mortgaged Property as a hotel or motel, and which are stored and disposed of in compliance with all Environmental Laws) and/or if Borrower shall become aware that the Mortgaged Property is in direct or indirect violation of any Environmental Laws and Borrower shall remove such Hazardous Substances and/or cure such violations, as applicable, as required by law, promptly after Borrower becomes aware of such Hazardous Substances or such violations, at Borrower's sole expense. Borrower shall have the right to contest any Environmental Law (as such term is defined in the Environmental Agreement) as provided in the Environmental Agreement, subject to any and all conditions to the exercise of such right contained therein. Nothing herein shall prevent Borrower from recovering such expenses from any other party that may be liable for such removal or cure. Upon Lender's request, at any time and from time to time while this Agreement is in effect (but in no event more frequently than once in any three-year period or more frequently if specific facts and circumstances reasonably dictate, or otherwise at Lender's election but at Lender's expense), Borrower shall provide at Borrower's sole expense, an inspection or audit of the Mortgaged Property prepared by a licensed hydrogeologist or licensed environmental engineer reasonably approved by Lender indicating the presence or absence of Hazardous Substances on the Mortgaged Property; provided, however, unless Lender demonstrates a reasonable factual basis to believe that Hazardous Substances or Asbestos exists on a property comprising a portion of the Mortgaged Property creating a condition in violation of applicable law, Borrower shall not be required to expend during the term of the Loan in excess of $45,000.00 in the aggregate for such inspections or audits or inspections or audits of the Mortgaged Property prepared by an engineering or consulting firm reasonably approved by Lender, indicating the presence or absence of Asbestos on the Mortgaged Property pursuant to Section 36 hereof. If Borrower fails to provide such inspection or audit within 60 days after such request, Lender may order such inspection or audit, and Borrower hereby grants to Lender and its employees and agents access to the Mortgaged Property and a license to undertake such inspection or audit at reasonable hours and on reasonable notice to Borrower. Subject to the limitations contained in this Section concerning aggregate expense to Borrower, the cost of such inspection or audit shall be paid by Borrower and, if not so paid, shall be added to the principal balance of the sums due under the Note and the Mortgage and shall bear interest thereafter until paid at the Default Rate. The liabilities of Borrower under this Section shall survive any termination, satisfaction, or assignment of the Mortgage and the exercise by Lender of any of its rights or remedies thereunder including, without limitation, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure. Notwithstanding anything herein to the contrary, Borrower shall have no liability under this Section with respect to:
(i) any acts or omissions which occur from and after the conveyance of the Mortgaged Property to Lender, or its designee, by foreclosure, deed in lieu of foreclosure or similar transaction, or the discharge, by satisfaction or assignment of the Mortgage; or (ii) any matters which arise by reason of the acts or omissions of Lender or any of successors, assigns or designees.

            36.   ASBESTOS

            (a) Borrower hereby represents and warrants to Lender that, to the best of Borrower's knowledge, except as disclosed in the Environmental Reports, no asbestos or any substance containing asbestos (collectively, "Asbestos") is located on the Mortgaged Property. Borrower shall not install in the Mortgaged Property, nor permit to be installed in the Mortgaged Property, Asbestos and shall remove (if, and to the extent, required by, and in accordance with, applicable Environmental Laws) any Asbestos promptly upon discovery to the satisfaction of Lender, at Borrower's sole expense. Upon Lender's reasonable request, at any time and from time to time (but in no event more frequently than once in any three-year period or more frequently if specific facts and circumstances reasonably dictate, or otherwise at Lender's election but at Lender's expense), Borrower shall provide, at Borrower's sole expense (subject to the limitations of Borrower's expense obligations set forth in Section 35 hereof), an inspection or audit of the Mortgaged Property prepared by an engineering or consulting firm approved by Lender, indicating the presence or absence of Asbestos on the Mortgaged Property. If Borrower fails to provide such inspection or audit within 60 days after such request, Lender may order such inspection or audit. Subject to the limitations contained in Section 35 concerning aggregate expense to Borrower, the cost of such inspection or audit shall be paid by Borrower and added to the principal balance of the sums due under the Note and the Mortgage, and shall bear interest thereafter until paid at the Default Rate. The liabilities of Borrower under this Section shall survive any termination, satisfaction, or assignment of the Mortgage and the exercise by Lender of any of its rights or remedies thereunder, including but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

            (b) Borrower shall, subject to Lender's reasonable approval, develop an operations and maintenance plan for the Mortgaged Property with respect to the presence of Asbestos in the Improvements (the "O&M Plan"). Borrower shall comply in all respects with the terms and conditions of the O&M Plan. Unless required by Environmental Laws, Borrower shall not modify or amend the O&M Plan in any material manner without Lender's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

            (c) Borrower shall not remove, disturb, encapsulate or otherwise remediate the Asbestos in the Improvements except in compliance with the O&M Plan and all Environmental Laws. If Borrower makes any alterations or modifications to the Improvements that would disturb or expose any Asbestos in the Improvements or cause any of such Asbestos to become friable, Borrower shall remove or encapsulate such Asbestos in compliance with all applicable Environmental Laws before allowing occupancy of such space or opening such space to the public.

            37.   ENVIRONMENTAL MONITORING

            Borrower shall give prompt written notice to Lender of: (a) any governmental proceeding or inquiry with respect to the presence of any Hazardous Substance on, under, from or about the Mortgaged Property; (b) all written claims made by any third party against Borrower or the Mortgaged Property relating to any material loss or injury resulting from any Hazardous Substance; and (c) Borrower's actual discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could reasonably be expected to cause the Mortgaged Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Borrower shall permit Lender to join and participate, as a party if it so elects, in any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law or Hazardous Substance, and Borrower shall pay all attorneys' fees incurred by Lender in connection therewith, provided that, unless Lender shall reasonably determine that a conflict of interest exists between Lender and Borrower, Lender and Borrower shall both be represented by one counsel selected by Borrower and reasonably acceptable to Lender. In the event that any environmental site assessment report prepared for the Mortgaged Property recommends that an operations and maintenance plan be implemented for Asbestos or any Hazardous Substance, Borrower shall cause such operations and maintenance plan to be prepared and implemented at Borrower's expense upon request of Lender and in accordance with the recommendation. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration, or other work of any kind which is reasonably necessary or desirable under an applicable Environmental Law ("Remedial Work"), Borrower shall, at its sole cost and expense, commence and thereafter diligently prosecute to completion all such Remedial Work within 90 days after written demand by Lender for performance thereof (or such shorter period of time as may be required under applicable law).

            38.   MANAGEMENT OF THE MORTGAGED PROPERTY

            Borrower further covenants and agrees with Lender as follows:

            (a) Borrower shall cause each hotel located on the Mortgaged Property to be operated pursuant to the applicable Franchise Agreement (other than the Non-Flagged Properties) and the Management Agreement. Borrower may, absent an Uncured Franchise Default, replace a franchisor with an Acceptable Franchisor in the same numbered or lower numbered tier as listed for such then current franchisor as set forth on Exhibit E hereto, provided, that (i) the proposed franchise agreement with such proposed Acceptable Franchisor is reasonably acceptable to Lender, (ii) Lender receives a fully executed comfort letter from such proposed Acceptable Franchisor reasonably acceptable to Lender and (iii) such proposed replacement franchise or license could not reasonably result in any downgrade, withdrawal or qualification of the current rating of any Securities (or if Securities have not yet been issued, would not reasonably result in any downgrade, withdrawal or qualification of the anticipated rating thereof).

            (b)   Borrower shall:

                  (i) pay all sums required to be paid by Borrower under each Franchise Agreement and the Management Agreement and promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under each Franchise Agreement and the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

                  (ii) promptly notify Lender of any default under any Franchise Agreement of which it has received, or been given notice, or under the Management Agreement, and provide Lender with copies of any notices delivered in connection therewith;

                  (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under any Franchise Agreement or the Management Agreement;

                  (iv) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the franchisor under the applicable Franchise Agreement and the manager under the Management Agreement;

                  (v) assign to Lender any right, to the extent assignable, it may have to modify a Franchise Agreement or the Management Agreement;

                  (vi) grant Lender the right, to the extent assignable (but Lender shall be under no obligation) to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of each Franchise Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under each Franchise Agreement shall be kept unimpaired and free from default;

                  (vii) use its reasonable efforts to obtain, from time to time, from the franchisor under each Franchise Agreement such certificates of estoppel with respect to compliance by Borrower with the terms of the applicable Franchise Agreement as may be requested by Lender, not to exceed two such certificates in any 12 calendar month period during the term of the Loan; and

                  (viii) exercise each individual option, if any, to extend or renew the term of each Franchise Agreement upon demand by Lender made at any time within one year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower if Borrower fails to exercise any such option, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

            (c) Borrower shall not, without Lender's prior written consent, exercise any right, option or discretion to: (i) surrender, terminate or cancel any Franchise Agreement or the Management Agreement; (ii) reduce or consent to the reduction of the term of any Franchise Agreement or the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under any Franchise Agreement or the Management Agreement; (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Franchise Agreement or the Management Agreement in any material respect; or (v) operate the Mortgaged Property (other than the Non-Flagged Properties) under the name of any hotel chain or system other than as set forth on Schedule A with respect to each hotel comprising a portion of the Mortgaged Property.

            (d) Except pursuant to existing terms of the applicable Franchise Agreement and the Management Agreement, Borrower shall not, without Lender's prior written consent, enter into transactions with any affiliate including, without limitation, any arrangement providing for the management of the hotel on the Mortgaged Property, the rendering or receipt of services or the purchase or sale of inventory, except any such transaction in the ordinary course of business of Borrower if the monetary or business consideration arising therefrom would be substantially as advantageous to Borrower as the monetary or business consideration which would obtain in a comparable transaction with a person not an affiliate of Borrower.

            (e) Borrower irrevocably authorizes and directs Franchisor to deliver to Lender: (i) all operating information concerning the Property submitted by Borrower to Franchisor; (ii) the written results of all quality assurance inspections of the Property performed by Franchisor's Quality Assurance Directors; and (iii) such other information that Lender or Lender's agents may reasonably request, from time to time, including any information in the possession of Franchisor relating to Borrower not included in the reports referred to above.

            39.   HANDICAPPED ACCESS

            (a) Borrower agrees that the Mortgaged Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, "Access Laws").

            (b) Notwithstanding any provisions set forth herein or in any other document regarding Lender's approval of alterations of the Mortgaged Property, Borrower shall not alter the Mortgaged Property in any manner which would increase Borrower's responsibilities for compliance with the applicable Access Laws without the prior written approval of Lender, which approval shall not be unreasonably withheld, delayed or conditioned. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer or other person acceptable to Lender.

            (c) Borrower agrees to give prompt notice to Lender of the receipt by Borrower of any written complaints from any governmental authority related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

            40.   ERISA

            (a) Borrower covenants and agrees that it shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, the Mortgage, this Agreement and the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended ("ERISA").

            (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of this Agreement, as requested by Lender in its sole discretion, that: (i) Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of
Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

            (A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. ss. 2510.3-101(b)(2);

            (B) Less than 25 percent of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. ss. 2510.3-101(f)(2); or

            (C) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. ss. 2510.3-101(c) or
      (e) or an investment company registered under The Investment Company Act of 1940.

            41.   INDEMNIFICATION

            In addition to any other indemnifications provided herein, in the Assignment, the Environmental Agreement or in the other Loan Documents, Borrower shall protect, defend, indemnify and save harmless Lender from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, reasonable out-of-pocket attorneys' fees and expenses), imposed upon or incurred by or asserted against Lender by reason of: (a) ownership of the Mortgage, the Mortgaged Property or any interest therein or receipt of any Rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any failure on the part of Borrower to perform or comply with any of the terms of this Agreement; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (f) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from, or affecting the Mortgaged Property or any other property; (g) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance or Asbestos; (h) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance or Asbestos; (i) any violation of the Environmental Laws, which are based upon or in any way related to such Hazardous Substance or Asbestos including, without limitation, the reasonable costs and expenses of any remedial action, reasonable out-of-pocket attorney's and consultant's fees, investigation and laboratory fees, court costs, and reasonable litigation expenses; (j) any failure of the Mortgaged Property to comply with any Access Laws; (k) any representation or warranty made in the Note, the Mortgage, this Agreement, the Environmental Agreement or the other Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made; (l) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Mortgaged Property or any part thereof under any legal requirement or any liability asserted against Lender with respect thereto; and (m) the claims of any lessee of all or any portion of the Mortgaged Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease. Any amounts payable to Lender by reason of the application of this Section shall be immediately due and payable within 10 days after written demand, shall be secured by the Mortgage and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. The obligations and liabilities of Borrower under this Section shall survive any termination, satisfaction or assignment of this Agreement or the entry of a judgment of foreclosure, sale of the Mortgaged Property by nonjudicial foreclosure sale, or delivery of a deed in lieu of foreclosure. Notwithstanding the foregoing, Borrower shall not be obligated to indemnify Lender for the gross negligence or willful misconduct of Lender or anyone claiming by, through or under Lender.

            42.   NOTICE

            Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed given on the next business day if sent by Federal Express or other reputable overnight courier and designated for next business day delivery, or on the third day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, addressed to the address, as set forth above, of the party to whom such notice is to be given, or to such other address or additional party as Borrower or Lender, as the case may be, shall in like manner designate in writing.

            43.   AUTHORITY

            Borrower represents and warrants that: (a) it has full power, authority and right to execute, deliver and perform its obligations pursuant to this Agreement, and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Agreement on Borrower's part to be performed; and (b) Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations. Lender represents and warrants that it has full power, authority and right to execute, deliver and perform its obligations pursuant to this Agreement.

            44.   WAIVER OF NOTICE

            Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement does not specifically and expressly provide for the giving of notice by Lender to Borrower.

            45.   REMEDIES OF BORROWER

            In the event that a claim or adjudication is made that Lender has acted unreasonably or has unreasonably delayed acting in any case where by law or under the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrower's remedies shall be limited to injunctive relief or declaratory judgment.

            46.   SOLE DISCRETION OF LENDER

            Wherever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole, but reasonable, discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

            47.   NON-WAIVER

            The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Agreement. Borrower shall not be relieved of Borrower's obligations hereunder by reason of:
(a) the failure of Lender to comply with any request of Borrower or any Guarantor to take any action to foreclose the Mortgage or otherwise to enforce any of the provisions hereof or of the Note, the Assignment, the Environmental Agreement or the other Loan Documents; (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof; or (c) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents. Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose the Mortgage. The rights and remedies of Lender under this Agreement shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

            48.   NO ORAL CHANGE

            This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

            49.   JOINT AND SEVERAL LIABILITY

If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several, and any reference to the "Mortgaged Property" shall refer to each of the individual hotels comprising a portion of the Mortgaged Property, and to all of such hotels, collectively, as the context may require. Subject to the provisions hereof requiring Lender's consent to any transfer of the Mortgaged Property, this Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

            50.   INAPPLICABLE PROVISIONS

            If any term, covenant or condition of the Note, the Mortgage or any other Loan Document is held to be invalid, illegal or unenforceable in any respect, the Note, the Mortgage and other Loan Documents shall be construed without such provision.

            51.   SECTION HEADINGS

            The headings and captions of the various Sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

            52.   COUNTERPARTS

            This Agreement may be executed in any number of counterparts and each such duplicate original shall be deemed to be an original.

            53.   CERTAIN DEFINITIONS

Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Agreement may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower, and each of the entities comprising Borrower, individually, as the context may require, and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein", the word "Lender" shall mean "Lender and any subsequent holder of the Note", the word "Debt" shall mean "the Note and any other evidence of indebtedness secured by the Mortgage", the word "person" shall include an individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority and any other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein, and shall refer to each and every property comprising a portion of the Mortgaged Property, as the context may require, and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees including, without limitation, fees at the pretrial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder, and any of the Loan Documents shall include any extensions, renewals, amendments, restatements and modifications thereof. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

            54.   HOMESTEAD

            Borrower hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Premises as against the collection of the Debt, or any part thereof.

            55.   ASSIGNMENTS

            Lender shall have the right to assign or transfer its rights under this Agreement without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Lender under this Agreement.

            56.   SUBMISSION TO JURISDICTION

            BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. LENDER MAY, AT ITS SOLE DISCRETION, ELECT THE STATE OF NEW YORK, NEW YORK COUNTY, OR THE UNITED STATES OF AMERICA, FEDERAL DISTRICT COURT HAVING JURISDICTION OVER NEW YORK COUNTY, AS THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM.

            57.   AGENT FOR RECEIPT OF PROCESS

            Borrower hereby irrevocably appoints Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038, Attn: Robert McDonough, Esq., as its authorized agent to accept and acknowledge, on behalf of Borrower, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 56 hereof in any State or Federal court within New York County. If such agent shall cease so to act, Borrower shall irrevocably designate and appoint without delay another such agent satisfactory to Lender, and shall promptly deliver to Lender written evidence of such other agent's acceptance of such appointment.

            58.   SERVICE OF PROCESS

            To the extent permitted by applicable law, process in any suit, action or proceeding of the nature referred to in Section 56 hereof may be served: (a) by registered or certified mail, postage prepaid, to Borrower at the address set forth above or to such other address of which Borrower shall have given Lender written notice; or (b) if Borrower shall not have made an appearance within 21 days after service in accordance with clause (a) of this Section, by hand delivery to the agent identified in Section 57 hereof, or such successor agent as shall have been identified in accordance with Section 57 hereof. Nothing in this Section shall affect the Lender's right to serve process in any manner permitted by law, or limit Lender's right to bring proceedings against Borrower in the courts of any other jurisdiction.

            59.   WAIVER OF JURY TRIAL

            EACH OF LENDER AND BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THE MORTGAGE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM (OTHER THAN COMPULSORY COUNTERCLAIMS) OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LENDER AND BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

            60.   CHOICE OF LAW

            THIS LOAN AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH JURISDICTION.

            61.   RELEASE OF PORTIONS OF THE MORTGAGED PROPERTY

            (a) Borrower shall have the right to obtain the release of any one or more individual properties that comprises a portion of the Mortgaged Property from the lien of the Mortgage provided that, in each instance: (i) no Event of Default shall have occurred and be continuing; (ii) each such sale is to a third party purchaser unrelated to Borrower or Guarantor; (iii) Borrower pays to Lender the greater of:

            (A) 100% of the proceeds of the sale or refinancing of such individual property (net of usual and customary costs, fees and expenses associated therewith, including without limitation, transfer taxes, customary brokerage commissions and legal fees) with respect to which such partial release is being sought; and

            (B) the applicable "Release Price" set forth on Schedule A hereto with respect to such property;

together with all other sums then due and payable in respect of the Loan (including, without limitation, interest, late fees, costs and expenses payable in accordance herewith); (iv) the Debt Service Coverage Ratio with respect to the remaining properties that comprise the Mortgaged Property on or about the date of a partial release of lien under this Section is equal to or greater than
1.20 to 1.0 (provided, however, that with respect to the release of any of the Sale Properties, the Debt Service Coverage Ratio with respect to the remaining properties that comprise the Mortgaged Property after giving effect to such partial release of lien under this Section need not be equal to or greater than
1.20 to 1.0, so long as the Debt Service Coverage Ratio is higher after giving effect to such release than it is prior to such release and Borrower may increase the amount payable under this Section 61 to an amount sufficient to cause such Debt Service Coverage Ratio to be met); and (v) Borrower shall deliver to Lender a current title search with respect to the remaining Mortgaged Property showing no liens or other encumbrances other than as permitted hereunder or to which Lender shall have consented. In order to confirm or effect such release, Lender shall execute one or more instruments as reasonably requested by Borrower, in recordable form, evidencing such release and the release of the entity of the Borrower that owned (or, in the case of a refinancing, owns) the released property from liability in respect of the Loan.

            (b) Any sums paid to Lender in respect of a release under this
Section in excess of the outstanding balance of the Loan allocated to that portion of the Mortgaged Property (including, without limitation, all interest other than the Additional Interest, deferred financing fees, costs and expenses) shall be applied by Lender as follows: (i) 4.5% of the such excess to reduce the outstanding amount of the Additional Interest and (ii) the balance, if any, of such excess to reduce the principal amount of the Loan (which reduction shall be applied, pro rata, to the "allocated loan amounts" of the remaining properties comprising the Mortgaged Property, as set forth on Schedule A hereto). Nothing herein shall obligate Borrower to repay amounts in excess of the Loan.

            62.   PATRIOT ACT

            (a) Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full:

            (i) To Borrower's knowledge, none of Guarantor or any indemnitor or principal under the Loan Documents, or entities comprising Borrower, or any of their respective constituents or affiliates, any of their respective officers or directors (including officers or directors of any such constituents or affiliates), and, to Borrower's knowledge, any of their respective brokers, investors or other agents acting or benefiting in any capacity in connection with the Loan, is a Prohibited Person (as defined below);

            (ii) None of Guarantor or any indemnitor or principal under the Loan Documents, or entities comprising Borrower, or any of their respective direct or indirect constituents or affiliates, any of their respective officers or directors (including officers or directors of any such constituents or affiliates) (A) to Borrower's knowledge, has conducted or will conduct any business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (B) to Borrower's knowledge, has dealt or will deal in, or otherwise has engaged or will engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order (as defined below); or (C) to Borrower's knowledge, has engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the requirements or prohibitions set forth in the Executive Order or the PATRIOT Act (as defined below);

            (iii) To Borrower's knowledge, none of the brokers, investors or other agents for any entity comprising Borrower, Guarantor or any indemnitor or principal under the Loan Documents acting in any capacity in connection with the Loan (A) has conducted or will conduct any business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person,
      (B) has dealt or will deal in, or otherwise has engaged or will engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (C) has engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the requirements or prohibitions set forth in the Executive Order or the PATRIOT Act;

            (iv) Borrower covenants and agrees to deliver to Lender any certification or other evidence reasonably requested from time to time by Lender, confirming Borrower's compliance with this Section;

            (v) Borrower represents and warrants that to its knowledge Borrower, Guarantor, and any indemnitors or principals under the Loan Documents and all of their respective affiliates (including any officers and directors of any of the foregoing) are in full compliance with all applicable orders, rules and regulations issued by, and recommendations of, the U.S. Department of the Treasury and OFAC (as defined below) pursuant to IEEPA (as defined below), the PATRIOT Act, other legal requirements relating to money laundering or terrorism and any executive orders related thereto;

            (vi) At all times throughout the term of the Loan, Borrower, Guarantor, and any indemnitors or principals under the Loan Documents and all of their respective affiliates (including any officers and directors of any of the foregoing) shall be in full compliance with all applicable orders, rules and regulations issued by, and recommendations of, the U.S. Department of the Treasury and OFAC pursuant to IEEPA, the PATRIOT Act, other legal requirements relating to money laundering or terrorism and any executive orders related thereto;

            (vii) Borrower is advised that, by law, Lender may be obligated to "freeze its account" or any account of its investors, either by prohibiting additional funds, declining any withdrawal, redemption, or transfer request(s) and/or segregating assets in compliance with governmental regulations, and Lender may also be required to report such action to governmental or regulatory authorities, including OFAC;

            (viii) Borrower covenants that it will adopt policies, procedures and internal controls to be fully compliant with any additional laws, rules or regulations relating to money laundering and/or terrorism, including the PATRIOT Act, to which it may become subject;

            (ix) intentionally omitted;

            (x) intentionally omitted;

            (xi) Guarantor applies, and will continue to apply, its anti-money laundering program and/or procedures to all investors as required by applicable law, and will take appropriate steps as required by applicable law that all required relevant documentation is retained, including identification relating to those investors;

            (xii) Borrower does not believe, and has no reason to believe, that any of its investors is a "Prohibited Foreign Shell Bank" (as defined in the PATRIOT Act), or is named on any available lists of known or suspected terrorists, terrorist organizations or of other sanctioned persons issued by the United States government and/or the government(s) of any jurisdiction(s) in which Borrower is doing business;

            (xiii) intentionally omitted;

            (xiv) Borrower does not believe, and has no reason to believe, that the person or entity from whom Borrower acquired the Mortgaged Property is a Prohibited Foreign Shell Bank, or is named on any available lists of known or suspected terrorists, terrorist organizations or of other sanctioned persons issued by the United States government and/or the government(s) of any jurisdiction(s) in which Borrower is doing business;

            (xv) Each of Guarantor and any indemnitors and principals under the Loan Documents has adopted reasonable procedures as required by applicable law as of the date hereof with respect to the matters contained in this Section; and

            (xvi) Borrower will advise Lender immediately of any material change that would affect the representations, covenants and warranties provided in this Section.

"Prohibited Person" means any Person: (a) listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order"); (b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of the Executive Order; (c) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering legal requirements, including the PATRIOT Act and the Executive Order; (d) that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; (e) that is named as a "specifically designated national
(SDN)" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list or is named on any other U.S. or foreign government or regulatory list issued post-09/11/01; (f) that is covered by IEEPA, OFAC or any other law, regulation or executive order relating to the imposition of economic sanctions against any country, region or individual pursuant to United States law or United Nations resolution; or (g) that is an affiliate (including any principal, officer, immediate family member or close associate) of a person or entity described in one or more of clauses (a) - (f) of this definition of Prohibited Person.

            IN WITNESS WHEREOF, Borrower and Lender have executed this instrument as of the day and year first above written.

                                    BORROWER:

                                    LODGIAN DENVER LLC
                                    LODGIAN NORTH MIAMI LLC
                                    LODGIAN COCONUT GROVE LLC
                                    LODGIAN AUGUSTA LLC
                                    LODGIAN FLORENCE LLC
                                    LODGIAN FORT MITCHELL LLC
                                    LODGIAN LAFAYETTE LLC
                                    LODGIAN MERRIMACK LLC
                                    LODGIAN HAMBURG LLC
                                    LODGIAN SYRACUSE LLC
                                    LODGIAN CINCINNATI LLC
                                    LODGIAN TULSA LLC
                                    LODGIAN JACKSON LLC
                                    LODGIAN MEMPHIS LLC
                                    LODGIAN COLCHESTER LLC
                                    LODGIAN BRIDGEPORT LLC
                                    LODGIAN FAIRMONT LLC
                                    LODGIAN MORGANTOWN LLC




                                    By: ___________________________
                                          Name:
                                          Authorized Signatory


                                    LENDER:

                                    LEHMAN BROTHERS HOLDINGS INC.



                                    By:________________________________
                                          Name:
                                          Authorized Signatory



                                [ACKNOWLEDGMENT]

STATE OF                )
                        )     ss.:
COUNTY OF               )

            On the ___ day of _________________ in the year 2003 before me, the undersigned, personally appeared _____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the _____________________________________.

(Notarial Seal)
                                         _____________________________________
                                                                 Notary Public


STATE OF NEW YORK )
                        )     ss.:
COUNTY OF                           )

            On the ___ day of _________________ in the year 2003 before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

(Notarial Seal)
                                         _____________________________________
                                                                 Notary Public

                                   SCHEDULE A

                          List of Mortgaged Properties

--------------- ----------------------- -------------------- -------------- --------------- ------------ ------------ -------------
NAME OF ENTITY   PROPERTY LOCATION AND       FRANCHISE        FRANCHISOR      MANAGEMENT      MANAGER     ALLOCATED     RELEASE
  COMPRISING             NAME              AGREEMENT(1)                       AGREEMENT                  LOAN AMOUNT     PRICE
   BORROWER
--------------- ----------------------- -------------------- -------------- --------------- ------------ ------------ -------------
Lodgian Denver  Marriott Hotel - 238    License Agreement    Marriott       Management      Lodgian      $20,967,742   $26,209,677
LLC             #0707 DIA               dated May 19,        International, Agreement       Management
                16455 East 40th Circle  1997, as amended     Inc.           dated the       Corp.
                Aurora, CO 80011        December 23, 1998    ("Marriott")   date hereof     ("LMC")
                                                                            between
                                                                            individual
                                                                            Borrower and
                                                                            LMC
--------------- ----------------------- -------------------- -------------- --------------- ------------ ------------ -------------
Lodgian         Mayfair House - 179     N/A                  N/A            Management      LMC          $10,887,097   $13,608,871
Coconut Grove   #1178 MAY                                                   Agreement
LLC             3000 Florida Ave.                                           dated the
                Miami, FL 33131                                             date hereof
                                                                            between
                                                                            individual
                                                                            Borrower and
                                                                            LMC
--------------- ----------------------- -------------------- -------------- --------------- ------------ ------------ -------------
Lodgian North   Holiday Inn N. Miami -  Change of            Holiday        Management      LMC           $1,693,548    $2,116,935
Miami LLC       98                      Ownership License    Hospitality    Agreement
                #1183 MHJ               Agreement dated      Franchising,   dated the
                12210 Biscayne Blvd.    December 11, 1998,   Inc. ("HHF")   date hereof
                Miami, FL 33181         together with an                    between
                                        Addendum to                         individual
                                        License Agreement                   Borrower and
                                        dated as of March                   LMC
                                        14, 2000
--------------- ----------------------- -------------------- -------------- --------------- ------------ ------------ -------------
Lodgian         Fairfield Inn - 117     Franchise            Marriott       Management      LMC           $2,016,129    $2,520,161
Augusta LLC     #1265 AUG               Agreement dated                     Agreement
                201 Boy Scout Rd.       April 28, 1995, as                  dated the
                Augusta, GA 30909       assumed October                     date hereof
                                        30, 1997, as                        between
                                        assigned as of                      individual
                                        December 7, 1998,                   Borrower and
                                        as amended as of                    LMC
                                        December 23, 1998,
                                        as amended
                                        December 15, 2000
--------------- ----------------------- -------------------- -------------- --------------- ------------ ------------ -------------
Lodgian         Holiday Inn - 105       Change of            HHF            Management      LMC           $2,016,129    $2,520,161
Florence LLC    #2050 FHI               Ownership License                   Agreement
                8050 Holiday Place      Agreement dated                     dated the
                Florence, KY 41042      December 11, 1998                   date hereof
                                                                            between
                                                                            individual
                                                                            Borrower and
                                                                            LMC
--------------- ----------------------- -------------------- -------------- --------------- ------------ ------------ -------------
Lodgian Fort    Holiday Inn - 214       Change of            HHF            Management      LMC           $1,774,194    $2,217,742
Mitchell LLC    #2020 CNS               Ownership License                   Agreement
                2100 Dixie Hwy          Agreement dated                     dated the
                Ft. Mitchell, KY 41011  December 11, 1998,                  date hereof
                                        together with an                    between
                                        Addendum to                         individual
                                        License Agreement                   Borrower and
                                        dated as of March                   LMC
                                        14, 2000
--------------- ----------------------- -------------------- -------------- --------------- ------------ ------------ -------------
Lodgian         Courtyard - 90          Franchise            Marriott       Management      LMC           $5,645,161    $7,056,452
Lafayette LLC   #1515 LAF               Agreement dated                     Agreement
                214 E. Kaliste Saloom   March 4, 1996, as                   dated the
                Rd.                     assumed and                         date hereof
                Lafayette, LA 70508     assigned October                    between
                                        29, 1997, as                        individual
                                        amended as of                       Borrower and
                                        December 23, 1998                   LMC
--------------- ----------------------- -------------------- -------------- --------------- ------------ ------------ -------------
Lodgian         Fairfield Inn - 116     Franchise            Marriott       Management      LMC           $3,387,097    $4,233,871
Merrimack LLC   #2828 MMK               Agreement dated                     Agreement
                4 Amherst Rd            April 28, 1995, as                  dated the
                Merrimack, NH 03054     assumed October                     date hereof
                                        30, 1997, as                        between
                                        amended January 1,                  individual
                                        1998, as assigned                   Borrower and
                                        as of December 7,                   LMC
                                        1998, as amended
                                        as of December 23,
                                        1998, as amended
                                        December 15, 2000
--------------- ----------------------- -------------------- -------------- --------------- ------------ ------------ -------------
Lodgian         Holiday Inn - 130       Change of            HHF            Management      LMC           $3,225,806    $4,032,258
Hamburg LLC     #3398 HAM               Ownership License                   Agreement
                5440 Camp Rd.           Agreement dated                     dated the
                Hamburg, NY 14075       December 11, 1998,                  date hereof
                                        together with an                    between
                                        Addendum to                         individual
                                        License Agreement                   Borrower and
                                        dated as of March                   LMC
                                        14, 2000
--------------- ----------------------- -------------------- -------------- --------------- ------------ ------------ -------------
Lodgian         Holiday Inn - 152       Change of            HHF            Management      LMC           $2,419,355    $3,024,194
Syracuse LLC    #3348 SYR               Ownership License                   Agreement
                100 Farrell Rd.         Agreement dated                     dated the
                Syracuse, NY 13209      December 11, 1998                   date hereof
                                                                            between
                                                                            individual
                                                                            Borrower and
                                                                            LMC
--------------- ----------------------- -------------------- -------------- --------------- ------------ ------------ -------------
Lodgian         #3535 CND               N/A                  N/A            Management      LMC           $1,451,613    $1,814,516
Cincinnati LLC  800 West 8th St.                                            Agreement
                Cincinnati, OH 45203                                        dated the
                                                                            date hereof
                                                                            between
                                                                            individual
                                                                            Borrower and
                                                                            LMC
--------------- ----------------------- -------------------- -------------- --------------- ------------ ------------ -------------
Lodgian Tulsa   Courtyard - 122         Franchise            Marriott       Management      LMC           $6,451,613    $8,064,516
LLC             #3636 TUL               Agreement dated                     Agreement
                3340 South 79th East    February 7, 1996,                   dated the
                Ave.                    as assumed July                     date hereof
                Tulsa, OK 74145         31, 1997, as                        between
                                        assigned as of                      individual
                                        December 7, 1998,                   Borrower and
                                        as amended as of                    LMC
                                        December 23, 1998
--------------- ----------------------- -------------------- -------------- --------------- ------------ ------------ -------------
Lodgian         Fairfield Inn - 105     Franchise            Marriott       Management      LMC           $1,693,548    $2,116,935
Jackson LLC     #4205 JTN               Agreement dated                     Agreement
                535 Wiley Parker Rd.    April 28, 1995, as                  dated the
                Jackson, TN 38305       assumed October                     date hereof
                                        30, 1997, as                        between
                                        amended January 1,                  individual
                                        1998, as assigned                   Borrower and
                                        as of December 7,                   LMC
                                        1998, as amended
                                        as of December 23,
                                        1998, as amended
                                        December 15, 2000
--------------- ----------------------- -------------------- -------------- --------------- ------------ ------------ -------------
Lodgian         Holiday Inn Sycamore -  Change of            HHF            Management      LMC           $2,580,645    $3,225,806
Memphis LLC     173                     Ownership License                   Agreement
                #4242 MHI               Agreement dated                     dated the
                6101 Shelby Oaks Dr.    December 11, 1998,                  date hereof
                Memphis, TN 38134       together with an                    between
                                        Addendum to                         individual
                                        License Agreement                   Borrower and
                                        dated as of March                   LMC
                                        14, 2000
--------------- ----------------------- -------------------- -------------- --------------- ------------ ------------ -------------
Lodgian         Fairfield Inn - 117     Franchise            Marriott       Management      LMC           $2,419,355    $3,024,194
Colchester LLC  #4545 BVT               Agreement dated                     Agreement
                84 South Park Drive     April 28, 1995, as                  dated the
                Colchester, VT 05446    assumed October                     date hereof
                                        30, 1997, as                        between
                                        amended January 1,                  individual
                                        1998, as assigned                   Borrower and
                                        as of December 7,                   LMC
                                        1998, as amended
                                        as of December 23,
                                        1998, as amended
                                        December 15, 2000
--------------- ----------------------- -------------------- -------------- --------------- ------------ ------------ -------------
Lodgian         Holiday Inn - 159       Change of            HHF            Management      LMC           $6,048,387    $7,560,484
Bridgeport LLC  #4899 CWV               Ownership License                   Agreement
                100 Lodgeville Rd.      Agreement dated                     dated the
                Clarksburg, WV 26330    December 11, 1998,                  date hereof
                                        together with an                    between
                                        Addendum to                         individual
                                        License Agreement                   Borrower and
                                        dated as of March                   LMC
                                        14, 2000
--------------- ----------------------- -------------------- -------------- --------------- ------------ ------------ -------------
Lodgian         Holiday Inn - 106       Change of            HHF            Management      LMC           $2,822,581    $3,528,226
Fairmont LLC    #4800 FWV               Ownership License                   Agreement
                I-79 and Old Grafton    Agreement dated                     dated the
                Rd.                     December 11, 1998,                  date hereof
                Fairmont, WV 26554      together with an                    between
                                        Addendum to                         individual
                                        License Agreement                   Borrower and
                                        dated as of March                   LMC
                                        14, 2000
--------------- ----------------------- -------------------- -------------- --------------- ------------ ------------ -------------
Lodgian         Holiday Inn - 147       Change of            HHF            Management      LMC           $2,500,000    $3,125,000
Morgantown LLC  #4848 MWV               Ownership License                   Agreement
                1400 Saratoga Ave.      Agreement dated                     dated the
                Morgantown, WV 26505    December 11, 1998,                  date hereof
                                        together with an                    between
                                        Addendum to                         individual
                                        License Agreement                   Borrower and
                                        dated as of March                   LMC
                                        14, 2000
--------------- ----------------------- -------------------- -------------- --------------- ------------ ------------ -------------

------------------
(1) All Franchise Agreements are further modified by the agreements between Franchisors and the predecessors-in-interest of Borrower, which agreements are filed of record in the proceedings under Chapter 11 of 11 U.S.C. 101 et seq. captioned In re Lodgian, Inc., et al., Case No. 01-16345 (BRL), and copies of which agreements have been provided to Lender.

                                   SCHEDULE B

                      DEFAULTS UNDER FRANCHISE AGREEMENTS

                              See attached letters

                                    EXHIBIT A

                                Underlying Notes

GAP MORTGAGE NOTE dated the date hereof in the principal amount of $[__,000,000.00] made by Lodgian Denver LLC, Lodgian North Miami LLC, Lodgian Coconut Grove LLC, Lodgian Augusta LLC, Lodgian Florence LLC, Lodgian Fort Mitchell LLC, Lodgian Lafayette LLC, Lodgian Merrimack LLC, Lodgian Hamburg LLC, Lodgian Syracuse LLC, Lodgian Cincinnati LLC, Lodgian Tulsa LLC, Lodgian Jackson LLC, Lodgian Memphis LLC, Lodgian Colchester LLC, Lodgian Bridgeport LLC, Lodgian Fairmont LLC, and Lodgian Morgantown LLC to Lehman Brothers Holdings Inc.


CONSOLIDATED AMENDED AND RESTATED PROMISSORY NOTE dated August 31, 2000 from Impac Hotels II, L.L.C. and Impac Hotels III, L.L.C. to The Capital Company of America LLC in the principal amount of $108,651,655.38, which promissory note consolidates, amends and restates the following notes:

                                 Impac II Notes

1. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $6,489,309.07 (Clarksburg, WV).

2. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $4,257,083.66 (Morgantown, VW).

3. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $3,323,884.40 (Fairmont, WV).

4. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $2,918,487.35 (Florence, KY).

5. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 form Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $7,539,560.20 (Memphis, TN).

6. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels L.L.C to Nomura Asset Capital Corporation in the principal amount of $8,009,007.01 (Cincinnati, OH).

7. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $6,964,165.71 (Ft. Mitchell, KY).

8. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $4,651,284.95 (N. Miami, FL).

9. Secured Promissory Note dated April 15, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $2,122,303.00 (Hamburg, NY).

10. Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $1,821,295.85 (Hamburg, NY).

11. Secured Promissory Note dated March 12, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $2,128,901.99 (Syracuse, NY).

12. Secured Promissory Note dated May 9, 1997 from Impac Hotels II. L.L.C. to Nomura Asset Capital Corporation in the principal amount of $l,006,788.10 (Syracuse, NY).

13. Amended, Restated and Consolidated Secured Promissory Note dated December 3, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $24,400,000 (Coconut Grove, FL).

14. Secured Promissory Note dated July 31, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $4,709,407.15 (Tulsa, OK).

15. Secured Promissory Note dated November 19, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $16,893,738.61 (Denver, CO).

                                 Impac III Notes

1. Second Amended and Restated Secured Promissory Note dated December 15, 1997 from Impac Hotels III, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $2,877,009.22. (Augusta, GA)

2. Amended and Restated Secured Promissory Note dated December 16, 1997 from Impac Hotels III, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $4,025,388.29. (Lafayette, LA)

3. Second Amended and Restated Secured Promissory Note dated December 16, 1997 from Impac Hotels III, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $2,953,646.50. (Merrimack, NH)

4. Second Amended and Restated Secured Promissory Note dated December 16, 1997 from Impac Hotels III, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $1,875,754.41. (Jackson, TN)

5. Second Amended and Restated Secured Promissory Note dated December 16, 1997 from Impac Hotels III, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $2,620,319.34. (Colchester, VT)

                                    EXHIBIT B

                              Underlying Mortgages

                                    EXHIBIT C


                                     Budget

                                    EXHIBIT D


                   Forms for Reporting Certain Financial Data

                                    EXHIBIT E


                             Acceptable Franchisors

================================================================================

                                 LOAN AGREEMENT

                                     between

                          LEHMAN BROTHERS HOLDINGS INC.
                                     Lender

                                       and

    LODGIAN DENVER LLC, LODGIAN NORTH MIAMI LLC, LODGIAN COCONUT GROVE LLC,
      LODGIAN AUGUSTA LLC, LODGIAN FLORENCE LLC, LODGIAN FORT MITCHELL LLC,
       LODGIAN LAFAYETTE LLC, LODGIAN MERRIMACK LLC, LODGIAN HAMBURG LLC, LODGIAN SYRACUSE LLC, LODGIAN CINCINNATI LLC, LODGIAN TULSA LLC, LODGIAN
        JACKSON LLC, LODGIAN MEMPHIS LLC, LODGIAN COLCHESTER LLC, LODGIAN BRIDGEPORT LLC, LODGIAN FAIRMONT LLC, and LODGIAN MORGANTOWN LLC

                                    Borrower

                            Dated: as of May __, 2003

                               Property Location:

-------------------------- ------------------------- ---------------------------
Marriott Hotel - 238       Courtyard - 90            Fairfield Inn - 105
#0707 DIA                  #1515 LAF                 #4205 JTN
16455 East 40th Circle     214 E. Kaliste Saloom Rd. 535 Wiley Parker Rd.
Aurora, CO 80011           Lafayette, LA 70508       Jackson, TN 38305
-------------------------- ------------------------- ---------------------------
Mayfair House - 179        Fairfield Inn - 116       Holiday Inn Sycamore - 173
#1178 MAY                  #2828 MMK                 #4242 MHI
3000 Florida Ave.          4 Amherst Rd              6101 Shelby Oaks Dr.
Miami, FL 33131            Merrimack, NH 03054       Memphis, TN 38134
-------------------------- ------------------------- ---------------------------
Holiday Inn N. Miami - 98  Holiday Inn - 130         Fairfield Inn - 117
#1183 MHJ                  #3398 HAM                 #4545 BVT
12210 Biscayne Blvd.       5440 Camp Rd.             84 South Park Drive
Miami, FL 33181            Hamburg, NY 14075         Colchester, VT 05446
-------------------------- ------------------------- ---------------------------
Fairfield Inn - 117        Holiday Inn - 152         Holiday Inn - 159
#1265 AUG                  #3348 SYR                 #4899 CWV
201 Boy Scout Rd.          100 Farrell Rd.           100 Lodgeville Rd.
Augusta, GA 30909          Syracuse, NY 13209        Clarksburg, WV 26330
-------------------------- ------------------------- ---------------------------
Holiday Inn - 105          Hotel                     Holiday Inn - 106
#2050 FHI                  #3535 CND                 #4800 FWV
8050 Holiday Place         800 West 8th St.          I-79 and Old Grafton Rd.
Florence, KY 41042         Cincinnati, OH 45203      Fairmont, WV 26554
-------------------------- ------------------------- ---------------------------
Holiday Inn - 214          Courtyard - 122           Holiday Inn - 147
#2020 CNS                  #3636 TUL                 #4848 MWV
2100 Dixie Hwy             3340 South 79th East Ave. 1400 Saratoga Ave.
Ft. Mitchell, KY 41011     Tulsa, OK 74145           Morgantown, WV 26505
-------------------------- ------------------------- ---------------------------

                          Katten Muchin Zavis Rosenman
                               575 Madison Avenue
                            New York, New York 10022
                           Attn.: Jill D. Block, Esq.

================================================================================

                                TABLE OF CONTENTS

Section

1.  DEFINED TERMS...........................................................

2.  RESTATED NOTE; PAYMENT OF DEBT; INCORPORATION OF COVENANTS, CONDITIONS
    AND AGREEMENTS..........................................................

3.  WARRANTY OF TITLE.......................................................

4.  INSURANCE...............................................................

5.  PAYMENT OF TAXES........................................................

6.  TAX AND INSURANCE ESCROW FUND...........................................

7.  ANNUAL BUDGET; ACCOUNTS.................................................

8.  CONDEMNATION............................................................

9.  LEASES AND RENTS........................................................

10.   REPRESENTATIONS CONCERNING LOAN.......................................

11.   SINGLE PURPOSE ENTITY; AUTHORIZATION..................................

12.   MAINTENANCE OF MORTGAGED PROPERTY.....................................

13.   TRANSFER OR ENCUMBRANCE OF THE MORTGAGED PROPERTY.....................

14.   ESTOPPEL CERTIFICATES; AFFIDAVITS.....................................

15.   CHANGES IN THE LAWS REGARDING TAXATION................................

16.   NO CREDITS ON ACCOUNT OF THE DEBT.....................................

17.   DOCUMENTARY STAMPS....................................................

18.   CONTROLLING AGREEMENT.................................................

19.   BOOKS AND RECORDS.....................................................

20.   PERFORMANCE OF OTHER AGREEMENTS.......................................

21.   FURTHER ASSURANCES; RIGHT TO SPLIT AND PARTICIPATE THE LOAN...........

22.   RECORDING OF MORTGAGE.................................................

23.   REPORTING REQUIREMENTS................................................

24.   EVENTS OF DEFAULT.....................................................

25.   LATE PAYMENT CHARGE; SERVICING FEES...................................

26.   RIGHT TO CURE DEFAULTS................................................

27.   REMEDIES..............................................................

28.   RIGHT OF ENTRY........................................................

29.   SECURITY AGREEMENT....................................................

30.   ACTIONS AND PROCEEDINGS...............................................

31.   WAIVER OF SETOFF AND COUNTERCLAIM.....................................

32.   CONTEST OF CERTAIN CLAIMS.............................................

33.   RECOVERY OF SUMS REQUIRED TO BE PAID..................................

34.   MARSHALLING AND OTHER MATTERS.........................................

35.   HAZARDOUS SUBSTANCES..................................................

36.   ASBESTOS..............................................................

37.   ENVIRONMENTAL MONITORING..............................................

38.   MANAGEMENT OF THE MORTGAGED PROPERTY..................................

39.   HANDICAPPED ACCESS....................................................

40.   ERISA.................................................................

41.   INDEMNIFICATION.......................................................

42.   NOTICE................................................................

43.   AUTHORITY.............................................................

44.   WAIVER OF NOTICE......................................................

45.   REMEDIES OF BORROWER..................................................

46.   SOLE DISCRETION OF LENDER.............................................

47.   NON-WAIVER............................................................

48.   NO ORAL CHANGE........................................................

49.   JOINT AND SEVERAL LIABILITY...........................................

50.   INAPPLICABLE PROVISIONS...............................................

51.   SECTION HEADINGS......................................................

52.   COUNTERPARTS..........................................................

53.   CERTAIN DEFINITIONS...................................................

54.   HOMESTEAD.............................................................

55.   ASSIGNMENTS...........................................................

56.   SUBMISSION TO JURISDICTION............................................

57.   AGENT FOR RECEIPT OF PROCESS..........................................

58.   SERVICE OF PROCESS....................................................

59.   WAIVER OF JURY TRIAL..................................................

60.   CHOICE OF LAW.........................................................

61.   RELEASE OF PORTIONS OF THE MORTGAGED PROPERTY.........................

62.   PATRIOT ACT...........................................................